UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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INTERDIGITAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InterDigital, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 12, 2014

TO THE SHAREHOLDERS OF INTERDIGITAL, INC.:

Our 2014 annual meeting of shareholders will be held on Thursday, June 12, 2014, at 11:00 a.m. Eastern Time, at the DoubleTree by Hilton Hotel Wilmington, 4727 Concord Pike, Wilmington, Delaware 19803. At the annual meeting, the holders of our outstanding common stock will act on the following matters:

1.	Election of the eight director nominees named in the proxy statement, each for a term of one year;

2.	Re-approval of the material terms of the company’s 2009 Stock Incentive Plan;

3.	Advisory resolution to approve executive compensation;

4.	Ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2014; and

5.	Such other business as may properly come before the annual meeting.

We are pleased to be using the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders primarily over the Internet. We believe that this process expedites shareholders’ receipt of the proxy materials, lowers the costs of the annual meeting and helps to conserve natural resources. On or about April 28, 2014, we began mailing our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2014 proxy statement and 2013 annual report and how to vote online. The Notice also includes instructions on how to request a paper copy of the proxy materials, including the notice of annual meeting, proxy statement, annual report and proxy card.

All holders of record of shares of our common stock (NASDAQ: IDCC) at the close of business on April 15, 2014 are entitled to vote at the annual meeting and at any postponements or adjournments of the annual meeting. Shareholders are cordially invited to attend the annual meeting in person; however, regardless of whether you plan to attend the annual meeting in person, please cast your vote as instructed in the Notice as promptly as possible. Alternatively, if you wish to receive paper copies of your proxy materials, including the proxy card, please follow the instructions in the Notice. Once you receive paper copies of your proxy materials, please complete, sign, date and promptly return the proxy card in the postage-prepaid return envelope provided, or follow the instructions set forth on the proxy card to vote your shares over the Internet or by telephone. Your prompt response is necessary to ensure that your shares are represented at the annual meeting. Voting by Internet, telephone or mail will not affect your right to vote in person if you decide to attend the annual meeting. If you are a shareholder who holds stock in a brokerage account (a “street name” holder), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain of these institutions offer Internet and telephone voting.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING:

Registration will begin at 9:30 a.m., and seating will begin at 10:30 a.m. Each shareholder will need to bring an admission ticket and valid picture identification, such as a driver’s license or passport, for admission to the annual meeting. Street name holders will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting, and all cellular phones must be silenced during the annual meeting. We realize that many cellular phones have built-in digital cameras, and, while these phones may be brought into the annual meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

JANNIE K. LAU Executive Vice President, General Counsel and Secretary

April 28, 2014

Wilmington, Delaware

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INTERDIGITAL, INC.

200 Bellevue Parkway, Suite 300

Wilmington, Delaware 19809-3727

PROXY STATEMENT

This proxy statement contains information relating to our annual meeting of shareholders to be held on Thursday, June 12, 2014, beginning at 11:00 a.m. Eastern Time, at the DoubleTree by Hilton Hotel Wilmington, 4727 Concord Pike, Wilmington, Delaware 19803, and at any postponements or adjournments of the annual meeting. Your proxy for the annual meeting is being solicited by our board of directors.

INTERNET AVAILABILITY OF PROXY MATERIALS

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this proxy statement and our annual report available to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process will expedite shareholders’ receipt of the proxy materials, lower the costs of the annual meeting and help to conserve natural resources. On or about April 28, 2014, we began mailing to each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the proxy materials) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including our proxy statement and our annual report, on the Internet and how to access an electronic proxy card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you receive a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on June 12, 2014: The proxy statement and annual report to shareholders are available at http://ir.interdigital.com/annuals.cfm

ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting provided with this proxy statement, including: the election of directors; the re-approval of the material terms of the company’s 2009 Stock Incentive Plan; the advisory resolution to approve executive compensation; the ratification of the appointment of our independent registered public accounting firm; and such other business as may properly come before the annual meeting. In addition, management will report on the performance of the company’s business and respond to questions from shareholders.

Who may attend the annual meeting?

Subject to space availability, all shareholders as of April 15, 2014, the record date, or their duly appointed proxies, may attend the annual meeting. Registration will begin at 9:30 a.m., and seating will begin at 10:30 a.m. If you plan to attend the annual meeting, please note that you will need to bring your admission ticket and valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the annual meeting, and all cellular phones must be silenced during the annual meeting. We realize that many cellular phones have built-in digital cameras, and, while these phones may be brought into the annual meeting, the camera function may not be used at any time.

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Please also note that if you hold your shares in street name (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who is entitled to vote at the annual meeting?

Only shareholders of record at the close of business on April 15, 2014, the record date, are entitled to receive notice of and to vote at the annual meeting. If you were a shareholder on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting. There were 40,453,401 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each director nominee and one vote on each other matter considered at the annual meeting.

What constitutes a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy in order to conduct business legally at the annual meeting. For the annual meeting, the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will be considered a quorum. If you are a registered shareholder, you must vote by Internet or telephone or, if you requested a paper copy of the proxy materials, by mail, or attend the annual meeting in person and vote, in order to be counted in the determination of a quorum. If you are a street name shareholder, your broker or other nominee will vote your shares pursuant to your instructions, and such shares will count in the determination of a quorum. If you do not provide any specific voting instructions to your broker or other nominee, your shares will still count for purposes of attaining a quorum.

How do I vote?

If you are a registered shareholder, you may vote by Internet or telephone by following the instructions in the Notice. If you requested a paper copy of the proxy materials, you also may submit your proxy by mail by following the instructions included with your proxy card. The deadline for submitting your proxy by Internet or telephone is 11:59 p.m. Eastern Time on June 11, 2014. The designated proxy will vote according to your instructions. You may also attend the annual meeting and vote in person.

If you are a street name shareholder, your broker or nominee firm is the legal, registered owner of the shares and it may provide you with a Notice. Follow the instructions on the Notice to access our proxy materials and vote or to request a paper or email copy of our proxy materials. If you receive these materials in paper form, the materials include a voting instruction card so that you can instruct your broker or nominee how to vote your shares. Please check your Notice or voting instruction card or contact your broker or other nominee to determine whether you will be able to deliver your voting instructions by Internet or telephone. If you are a street name shareholder and you want to vote at the annual meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares.

If you own shares through a retirement or savings plan or other similar plan, you may submit your voting instructions by Internet, telephone or mail by following the instructions included with your voting instruction card. The deadline for submitting your voting instructions by Internet or telephone is 11:59 p.m. Eastern Time on June 9, 2014. The trustee or administrator of the plan will vote according to your instructions and the rules of the plan.

If you sign and submit your proxy without specifying how you would like your shares voted, your shares will be voted in accordance with the board’s recommendations specified below under “What are the board’s recommendations?” and in accordance with the discretion of the proxy holders with respect to any other matters that may be voted upon at the annual meeting.

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Can I change my vote after I return my proxy or voting instruction card?

If you are a registered shareholder, you may revoke or change your vote at any time before the proxy is voted by filing with our Secretary either a written notice of revocation or a duly executed proxy bearing a later date. If you attend the annual meeting in person, you may ask the judge of elections to suspend your proxy holder’s power to vote, and you may submit another proxy or vote by ballot. Your attendance at the annual meeting will not by itself revoke a previously granted proxy.

If your shares are held in street name or you hold shares through a retirement or savings plan or other similar plan, please check your voting instruction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Will my vote be confidential?

It is our policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual shareholders except as might be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as might be necessary to allow proper parties to verify proxies presented by any person and the results of the voting.

What are the board’s recommendations?

The board recommends that you vote:

•	For election of each of the director nominees named in this proxy statement (see proposal 1);

•	For the re-approval of the material terms of the company’s 2009 Stock Incentive Plan (see proposal 2);

•	For the advisory resolution to approve executive compensation (see proposal 3); and

•	For ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2014 (see proposal 4).

What vote is required to approve each proposal?

Election of directors. We have adopted majority voting in uncontested director elections. Accordingly, under our articles of incorporation and bylaws, director nominees must receive the affirmative vote of a majority of the votes cast in order to be elected. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of director elections. Under Pennsylvania law and our articles of incorporation and bylaws, an incumbent director who does not receive the votes required to be re-elected remains in office until his or her successor is elected and qualified, thereby continuing as a “holdover” director. Under the director resignation policy in our corporate governance principles, a director who is not re-elected must tender his or her resignation to the nominating and corporate governance committee, which will make a recommendation to the board as to whether or not the resignation offer should be accepted. In deciding whether to accept the resignation offer, the board will consider the recommendation of the nominating and corporate governance committee as well as any additional information and factors that the board believes to be relevant. The board will act on the nominating and corporate governance committee’s recommendation within ninety (90) days following certification of the election results.

Re-approval of the material terms of the company’s 2009 Stock Incentive Plan. The affirmative vote of a majority of the votes cast is required for re-approval. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal.

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Advisory resolution to approve executive compensation. The affirmative vote of a majority of the votes cast is required for approval. Because the vote is advisory, it will not be binding on the board or the company. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal.

Ratification of the appointment of PricewaterhouseCoopers LLP. The affirmative vote of a majority of the votes cast is required for ratification. Abstentions, while included for purposes of attaining a quorum, will have no effect on the outcome of the proposal. Ratification of the appointment of our independent registered public accounting firm is not legally required; the board asks shareholders to ratify the appointment as a matter of good corporate governance. If shareholders do not ratify the appointment, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm in future years.

What is a “broker non-vote”?

If you hold your shares in street name through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals if you do not provide voting instructions. “Broker non-votes” are shares that a broker or nominee does not vote because it has not received voting instructions and does not have discretionary authority to vote (or does not exercise that authority). For the annual meeting, if you do not provide specific voting instructions, your broker or nominee may not exercise voting discretion with respect to: proposal 1, the election of directors, proposal 2, the re-approval of the material terms of the company’s 2009 Stock Incentive Plan, or proposal 3, the approval of the advisory resolution on executive compensation. Broker non-votes will have no effect on the outcome of proposal 1, proposal 2 or proposal 3. If you do not provide specific voting instructions, your broker or nominee may exercise voting discretion with respect to proposal 4, the ratification of the appointment of the company’s independent registered public accounting firm.

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GOVERNANCE OF THE COMPANY

Where can I find information about the governance of the company?

The company has adopted corporate governance principles that, along with the charters of the board committees, provide the framework for the governance of the company. The nominating and corporate governance committee is responsible for annually reviewing the principles and recommending any proposed changes to the board for approval. A copy of our corporate governance principles is posted on our website at http://ir.interdigital.com under the heading “Corporate Governance – CG Documents,” along with the charters of our board committees and other information about our governance practices. We will provide to any person without charge a copy of any of these documents upon written request to our Secretary at our principal executive offices: InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware, 19809-3727.

Code of Ethics

Does the company have a code of ethics?

We have adopted a Code of Ethics that applies to all directors, officers, employees and consultants, including our principal executive, financial and accounting officers or persons performing similar functions. The Code of Ethics is available on the company’s website at http://ir.interdigital.com under the heading “Corporate Governance – CG Documents.” We intend to disclose future amendments to certain provisions of the Code of Ethics, or any waiver of such provisions granted to executive officers and directors, on the website within four business days following the date of such amendment or waiver. We will provide to any person without charge a copy of our Code of Ethics upon written request to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware, 19809-3727.

Director Independence

Which directors are considered independent, and how does the board determine their independence?

Each year, prior to the annual meeting of shareholders, the board reviews and assesses the independence of its directors and makes a determination as to the independence of each director. During this review, the board considers transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. As a result of this review, the board affirmatively determined that each of Dr. Gilbert F. Amelio, Messrs. Jeffrey K. Belk, Steven T. Clontz, Edward B. Kamins and John A. Kritzmacher and Ms. Jean F. Rankin are “independent” under the rules of the SEC and the listing standards of the NASDAQ Stock Market. To our knowledge, none of the independent directors or any members of their immediate family has any direct or indirect relationships with our company or its subsidiaries and affiliates, other than the director’s service as a director of the company, that would impair the independence of such director.

Board Leadership

Who is the Chairman of the Board, and are the positions of Chairman of the Board and Chief Executive Officer separated?

Mr. Clontz, who is an independent director, has served as Chairman of the Board since January 2010. The board has a general policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons as an aid in the board’s oversight of management. This policy is affirmed in the board’s published corporate governance principles, which state that the Chairman of the Board is an independent director. The board believes that this leadership structure is appropriate for the company at this time because of the advantages to having an independent chairman for matters such as: communications and relations between the board, the Chief Executive Officer and other senior management; reaching consensus on company strategies and

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policies; and facilitating robust board, committee and Chief Executive Officer evaluation processes. The board periodically reviews its leadership structure to determine whether it is appropriate given the specific characteristics and circumstances of the company.

Board Oversight of Risk

What is the board’s role in risk oversight?

The board is responsible for overseeing the major risks facing the company and the company’s enterprise risk management (“ERM”) efforts. The board has delegated to the audit committee primary responsibility for overseeing and monitoring these efforts. Under its charter, the audit committee is responsible for discussing with management and the company’s independent registered public accounting firm significant risks and exposures relating to the company’s quarterly and annual financial statements and assessing management’s steps to mitigate them, and for reviewing corporate insurance coverage and other risk management programs. At least annually, the audit committee receives presentations and reports directly from the company’s Executive Vice President, General Counsel and Secretary, who leads the company’s day-to-day ERM efforts. The audit committee briefs the board on the company’s ERM activities as part of its regular reports to the board on the activities of the committee, and the Executive Vice President, General Counsel and Secretary also periodically delivers presentations and reports to the full board as appropriate.

Board Structure and Committee Membership

What is the size of the board, and how often are directors elected?

The board currently has eight directors. All directors are subject to election for one-year terms at each annual meeting of shareholders.

How often did the board meet during 2013?

The board met 8 times during 2013. Each director is expected to attend each meeting of the board and those committees on which he or she serves. Each director attended at least 75% of the aggregate of all board meetings and meetings of committees on which the director served during 2013. We typically schedule one of the meetings of the board on the day immediately preceding or following our annual meeting of shareholders, and it is the policy of the board that directors are expected to attend our annual meeting of shareholders absent unusual circumstances. Seven directors attended the 2013 annual meeting of shareholders in person; one director was unable to attend in person, but did attend the meeting via webcast.

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What are the roles of the primary board committees?

The board has standing audit, compensation, finance and investment, and nominating and corporate governance committees. Each of the audit, compensation, and nominating and corporate governance committees is composed entirely of independent directors, as determined by the board in accordance with the applicable rules of the SEC and the listing standards of the NASDAQ Stock Market. Each of the committees operates under a written charter that has been approved by the board. The table below provides information about the current membership of the committees and the number of meetings of each committee held in 2013.

Name	Audit Committee	Compensation Committee	Finance and Investment Committee	Nominating and Corporate Governance Committee
Gilbert F. Amelio		X		Chair
Jeffrey K. Belk	X		X
Steven T. Clontz		X	X
Edward B. Kamins		Chair	X
John A. Kritzmacher	Chair			X
William J. Merritt
Jean F. Rankin	X			X
Robert S. Roath			Chair
Number of Meetings in 2013	9	5	7	5

Audit Committee

The audit committee assists the board in fulfilling its oversight responsibilities relating to the company’s corporate accounting, its financial reporting practices, audits of its financial statements and compliance with applicable requirements regarding the maintenance of accurate books and records. Among other things, the committee:

•	Reviews the company’s annual and quarterly financial statements and discusses them with management and the company’s independent registered public accounting firm;

•	Appoints, compensates, retains, evaluates, oversees the work of and, if deemed appropriate, replaces the company’s independent registered public accounting firm;

•	Receives from the independent registered public accounting firm reports required by applicable SEC rules and professional standards, including reviewing and discussing with the independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board and amended from time to time;

•	Reviews the adequacy and effectiveness of our system of internal control over financial reporting and disclosure controls and procedures;

•	Reviews and approves, at least annually, the management, scope, plans, budget, staffing and relevant processes and programs of the company’s internal audit function;

•	Establishes and oversees procedures for receiving and handling reports of potential misconduct, including violations of law or the company’s Code of Ethics and complaints received by the company regarding accounting, internal accounting controls, auditing or federal securities law matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting, auditing or federal securities law matters;

•	Oversees the company’s other compliance policies and programs, including the implementation and effectiveness of the company’s Code of Ethics; and

•	Oversees and monitors the company’s ERM efforts.

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All of the audit committee members are financially literate. The board has determined that Mr. Kritzmacher qualifies as an audit committee financial expert within the meaning of applicable SEC regulations and that Mr. Kritzmacher acquired his expertise primarily through his prior and current experience as a chief financial officer.

Compensation Committee

The compensation committee assists the board in discharging its responsibilities relating to the compensation of the chief executive officer and other executive officers; develops, reviews and approves the principles guiding the company’s compensation policies; oversees the company’s compensation-related policies and programs and the level of awards to employees; and assists the board and the chairman of the board in succession planning. Among other things, the committee:

•	Reviews and approves the corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates their performance in light of such goals and objectives and, based on its evaluations and appropriate recommendations, reviews and approves the compensation of our chief executive officer and other executive officers, including approving the grant of equity awards, each on an annual basis;

•	Assists the board in developing and evaluating potential candidates for executive positions and oversees and annually reviews the development of executive succession plans;

•	Reviews and discusses with management the Compensation Discussion and Analysis required by SEC rules, recommends to the board whether the Compensation Discussion and Analysis should be included in the company’s annual report and proxy statement and oversees the preparation of the compensation committee report required by SEC rules for inclusion in the company’s annual report and proxy statement;

•	Assesses the results of the company’s most recent advisory vote on executive compensation, and considers and recommends to the board the frequency of the company’s advisory vote on executive compensation;

•	Reviews periodically compensation for non-management directors of the company and recommends changes to the board as appropriate;

•	Reviews and approves compensation packages for new executive officers and severance packages for executive officers whose employment terminates with the company;

•	Reviews and makes recommendations to the board with respect to the adoption or amendment of incentive and other equity-based compensation plans;

•	Administers the company’s equity incentive plans;

•	Reviews periodically, revises as appropriate and monitors compliance by directors and executive officers with the company’s stock ownership guidelines;

•	Reviews and considers compensation policies and/or practices as they relate to risk management practices and/or incentives that enhance risk-taking, as the committee determines to be appropriate; and

•	Is directly responsible for the appointment, compensation and oversight of the work of any consultants and other advisors retained by the committee, and assesses the independence of any consultants and other advisors (whether retained by the committee or management) that provide advice to the committee in accordance with the listing standards of the NASDAQ Stock Market and applicable law.

The compensation committee may delegate authority to the committee chairman or a sub-committee, as the committee may deem appropriate, subject to such ratification by the committee as the committee may direct. The compensation committee also may delegate to one or more officers of the company the authority to make grants

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of stock options or other discretionary awards at specified levels, under specified circumstances, to eligible employees who are not executive officers of the company, subject to reporting to and such ratification by the committee as the committee may direct.

Compensation Committee Interlocks and Insider Participation

No director serving on the compensation committee during any part of 2013 was, at any time either during or before such fiscal year, an officer or employee of the company or any of its subsidiaries. In addition, none of our executive officers has served as a member of a board of directors or a compensation committee, or other committee serving an equivalent function, of any other entity, one of whose executive officers served as a member of the company’s board or compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee assists the board in identifying qualified individuals to become board and committee members, considers matters of corporate governance and assists the board in evaluating the board’s effectiveness. Among other things, the committee:

•	Develops and recommends to the board criteria for board membership;

•	Identifies, reviews the qualifications of and recruits candidates for election to the board and to fill vacancies or new positions on the board;

•	Assesses the contributions of incumbent directors in determining whether to recommend them for reelection to the board;

•	Reviews candidates recommended by the company’s shareholders for election to the board;

•	Assesses the independence of directors, director nominees and director candidates under applicable standards, including any heightened independence requirements applicable to audit and compensation committee members, and recommends independence determinations to the board;

•	Reviews annually our corporate governance principles and recommends changes to the board as appropriate;

•	Recommends to the board, after consultation with the audit committee, changes to our Code of Ethics;

•	Assist the board in ensuring proper attention and effective response to shareholder concerns regarding corporate governance;

•	Reviews and makes recommendations to the board with respect to the board’s and each committee’s size, structure, composition and functions;

•	Oversees the process for evaluating the board and its committees; and

•	Periodically reviews the board’s leadership structure and recommends changes to the board as appropriate.

The committee will consider director candidates recommended by our shareholders. Shareholders recommending candidates for consideration by the nominating and corporate governance committee should send their recommendations to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727. The recommendation must include the candidate’s name, biographical data and qualifications and a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. The committee may ask candidates for additional information as part of the process of assessing a shareholder-recommended director candidate. The committee evaluates director candidates recommended by shareholders based on the same criteria used to evaluate candidates from other sources.

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While the board has not established a formal policy for considering diversity when evaluating director candidates, the board endeavors to have a diverse membership, viewing such diversity expansively to include differences of perspective, professional experience, education, skill and other individual qualities and attributes that contribute to board heterogeneity. As described in our corporate governance principles, the board aims to have members representing such diverse experiences at policymaking levels in business, finance and technology and other areas that are relevant to the company’s global activities. The selection criteria for director candidates include the following:

•	Each director should be an individual of the highest personal and professional ethics, integrity and values.

•	Each director should be committed to representing the long-term interests of the company’s shareholders and demonstrate a commitment to long-term service on the board.

•	Each director should have an inquisitive and objective perspective, practical wisdom and mature judgment.

The committee periodically evaluates the composition of the board to assess the skills and experience that are currently represented on the board, as well as the skills and experience that the board will find valuable in the future. This evaluation of the board’s composition enables the board to update the skills and experience it seeks in the board as a whole, and in individual directors, as the company’s needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity.

Finance and Investment Committee

The finance and investment committee assists the board by monitoring, providing advice and recommending action with respect to the investment and financial policies and strategies and the capital structure of the company. Among other things, the committee reviews and provides guidance with respect to:

•	The company’s strategic plan and annual budgets;

•	The company’s capital structure, including the issuance of debt, equity or other securities;

•	Investment policies;

•	Share repurchases and shareholder distributions;

•	Acquisitions, divestitures or strategic investments;

•	The company’s valuation model and financial analysis of significant strategic decisions;

•	Significant monetary issues such as foreign currency management policies;

•	Tax planning; and

•	The retention of investment bankers and other financial advisors, including review of the fees and other retention terms for any such advisors.

The finance and investment committee may delegate authority to the committee chairman or a sub-committee, as the committee may deem appropriate, subject to such ratification by the committee as the committee may direct.

Communications with the Board

How can shareholders communicate with the board?

Shareholders and other parties interested in communicating directly with any individual director, including the chairman, the board as a whole or the non-management directors as a group may do so by writing to Investor Relations, InterDigital, Inc., 9710 Scranton Road, Suite 250, San Diego, California 92121, or by sending an

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email to Directors@InterDigital.com. Our Investor Relations department reviews all such correspondence and regularly forwards to the board or specified director(s) a summary of all such correspondence and copies of all correspondence that deals with the functions of the board or its committees or that otherwise requires their attention. Directors may, at any time, review a log of all correspondence we receive that is addressed to members of the board and request copies of any such correspondence.

Communications About Accounting Matters

How can individuals report concerns relating to accounting, internal control, auditing or federal securities law matters?

Concerns relating to accounting, internal control, auditing or federal securities law matters may be submitted by writing to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, Delaware 19809-3727. All correspondence will be brought to the attention of the chairman of the audit committee and handled in accordance with procedures established by the audit committee with respect to these matters.

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DIRECTOR COMPENSATION

How are directors compensated?

For board participation during 2013, our non-management directors were compensated as follows:

•	Each received an annual cash retainer of $40,000;

•	The chairman of the audit committee received an annual cash retainer of $30,000;

•	The other members of the audit committee each received an annual cash retainer of $12,000;

•	The chairman of the compensation committee received an annual cash retainer of $15,000;

•	The other members of the compensation committee each received an annual cash retainer of $7,500;

•	The chairmen of the finance and investment and nominating and corporate governance committees each received an annual cash retainer of $10,000;

•	The other members of the finance and investment and nominating and corporate governance committees each received an annual cash retainer of $5,000; and

•	The chairman of the board received an additional annual cash retainer of $50,000.

All cash retainers are generally paid quarterly in arrears and based upon service for a full year, and prorated payments are made for service of less than a full year.

The compensation program is designed to compensate each non-management director for participating in up to eight board meetings per year and up to eight meetings per year for each committee on which the non-management director serves. Additional compensation is paid to each non-management director for participating in meetings during the board term (which runs from annual meeting date to annual meeting date) in excess of these thresholds, as follows:

Each additional board meeting:	$4,000
Each additional audit committee meeting:	$1,200
Each additional compensation committee meeting:	$750
Each additional meeting of any other committee:	$500

For his or her service during the 2013-2014 board term, each non-management director received a restricted stock unit (“RSU”) award in an amount equal in value to $150,000 (with the number of RSUs granted calculated using the 30-day historical average of the company’s stock price) that vests in full one year from the grant date. RSU awards may be deferred. An election to defer must be made in the calendar year preceding the year during which services are rendered and the compensation is earned. Unvested time-based RSUs and deferred RSUs accrue dividend equivalents, which are paid in the form of additional shares of stock at the time, and only to the extent, that the awards vest or at the end of the deferral period, as applicable.

To align the interests of non-management directors and executives with those of our shareholders, the company has adopted stock ownership guidelines. The stock ownership guidelines applicable to the non-management directors are set at a target of five times their annual cash retainer of $40,000. Qualifying stock includes: shares of common stock, restricted stock and, on a pre-tax basis, unvested time-based RSUs. Any director who has not reached or fails to maintain the target ownership level must retain at least 50% of any after-tax shares derived from vested RSUs or exercised options until the target ownership level is met. A director may not make any disposition of shares that results in his or her holdings falling below the target ownership level without the express approval of the compensation committee. As of March 31, 2014, all of the non-management directors had reached their target ownership levels.

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The company’s directors are also eligible to participate in the company’s nonqualified deferred compensation plan, which was implemented in 2013, by deferring receipt of their annual board fees. None of the directors elected to participate in the deferred compensation plan in 2013. For more information about the deferred compensation plan, see “Executive Compensation – Nonqualified Deferred Compensation.”

2013 Non-management Director Compensation Table

The following table sets forth the compensation paid to each person who served as a non-management director of the company in 2013 for their service in 2013. Directors who also serve as employees of the company do not receive any additional compensation for their services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gilbert F. Amelio	62,333	152,078	214,411
Jeffrey K. Belk	58,667	152,078	210,745
Steven T. Clontz	105,667	152,078	257,745
Edward B. Kamins	65,833	152,078	217,911
John A. Kritzmacher	71,867	152,078	223,945
Jean F. Rankin	59,033	152,078	211,111
Robert S. Roath	50,000	152,078	202,078

(1)	Amounts reported represent the aggregate annual board, chairman of the board, committee chairman and committee membership retainers earned by each non-management director in 2013, plus any fees earned for attendance at additional meetings during the 2012-2013 board term, as described above.
(2)	Amounts shown reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for RSU awards granted pursuant to our compensation program for non-management directors in 2013. The assumptions used in valuing these RSU awards are incorporated by reference to Notes 2 and 10 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2013. The following table sets forth the grant date fair value of each RSU award granted to our non-management directors in 2013.

Name	Grant Date	Number of Restricted Stock Units (#)	Grant Date Fair Value of Stock Awards ($)
Gilbert F. Amelio	6/13/2013	3,253	152,078
Jeffrey K. Belk	6/13/2013	3,253	152,078
Steven T. Clontz	6/13/2013	3,253	152,078
Edward B. Kamins	6/13/2013	3,253	152,078
John A. Kritzmacher	6/13/2013	3,253	152,078
Jean F. Rankin	6/13/2013	3,253	152,078
Robert S. Roath	6/13/2013	3,253	152,078

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As of December 31, 2013, each person who served as a non-management director of the company in 2013 had the following aggregate amounts of unvested RSU awards (including accrued dividend equivalents) outstanding. None of our directors had any options outstanding as of December 31, 2013. This table does not include RSUs that, as of December 31, 2013, had vested according to their vesting schedule, but had been deferred.

Name	Outstanding Restricted Stock Units (#)
Gilbert F. Amelio	3,270
Jeffrey K. Belk	3,270
Steven T. Clontz	3,270
Edward B. Kamins	3,270
John A. Kritzmacher	3,270
Jean F. Rankin	3,270
Robert S. Roath	3,270

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PROPOSALS TO BE VOTED ON

Election of Directors

(Proposal 1)

Description

Which directors are nominated for election?

Dr. Gilbert F. Amelio, Messrs. Jeffrey K. Belk, Steven T. Clontz, Edward B. Kamins, John A. Kritzmacher, William J. Merritt and Robert S. Roath and Ms. Jean F. Rankin are nominated for election at the 2014 annual meeting, each to serve a one-year term until our annual meeting in 2015 and until his or her successor is elected and qualified.

Set forth below is biographical information about the nominees, each of whose current terms of office expire at the 2014 annual meeting, and other information about the skills and qualifications of our directors that contribute to the effectiveness of the board.

What are their backgrounds?

Gilbert F. Amelio, 71, has been a director of the company since March 2011. His career spans decades of executive leadership roles at leading technology companies, including Chief Executive Officer and Chairman of Apple Computer; President, Chief Executive Officer and Chairman of National Semiconductor; and President of Rockwell Communication Systems, a unit of Rockwell International. A Senior Partner at Sienna Ventures, LLC, a venture capital firm, from 2001 through December 2011, a principal of GFA, LLC, a consulting firm, since 2005 and a Partner at Alteon Capital Partners, LLC, a consulting firm, since 2009, Dr. Amelio has been involved in the leadership or funding of a broad range of technology ventures, including Jazz Technologies, Inc., a publicly traded semiconductor foundry that he founded and where he served as Chairman and Chief Executive Officer from 2005 to 2008, and Acquicor Management LLC, a former shareholder of Jazz Technologies. Acquicor Management declared bankruptcy in 2008. In 2003, AmTech, LLC, a high technology investment and consulting services firm where Dr. Amelio served as Chairman and Chief Executive Officer from 1999 to 2004, declared bankruptcy. Dr. Amelio is a pioneer in the U.S. technology industry, having started his career at AT&T Bell Laboratories and Fairchild Semiconductor. A former director and chairman of the Semiconductor Industry Association, Dr. Amelio has served on the board of governors of the Electronics Industries Association and been a member of the executive committee of the Business and Higher Education Forum. He also serves on the board of directors of Galectin Therapeutics Inc. (formerly known as Pro-Pharmaceuticals, Inc.) (since 2009) and retired from the board of directors of AT&T Inc. in 2013 after 18 years of service. The board has concluded that Dr. Amelio should serve as a director of the company because his public company board and executive leadership experience at some of the most ground-breaking companies in the technology industry during times of dramatic growth and change serves as a great asset as the company pursues the creation of significant advancements in the wireless space.

Jeffrey K. Belk, 51, has been a director of the company since March 2010. Since 2008, he has served as Managing Director of ICT Capital, LLC, focused on developing and investing in select global growth opportunities in the information and communications technologies space. In 2014, he founded Velocity Growth, a purpose-built crowdfunding services company where he serves as Executive Chairman, and Bright Light Management, which was formed to identify, evaluate and stimulate funding for early-stage, entrepreneurial projects and where Mr. Belk serves as Managing Partner. Formerly, Mr. Belk spent almost 14 years at Qualcomm Incorporated, a developer and provider of digital wireless communications products and services, where, from 2006 until his departure in early 2008, he was Qualcomm’s Senior Vice President of Strategy and Market Development, focused on examining changes in the wireless ecosystem and formulating approaches to help accelerate mobile broadband adoption and growth. From 2000 through 2006, Mr. Belk served as

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Qualcomm’s Senior Vice President, Global Marketing, leading a team responsible for all facets of the company’s corporate messaging, communications and marketing worldwide. He currently serves on the boards of directors of Peregrine Semiconductor Corp. (since 2008), the Wireless-Life Sciences Alliance and the U.C. San Diego Alumni Association. The board has concluded that Mr. Belk should serve as a director of the company because his extensive industry-specific experience in strategy and marketing makes him a valuable resource and provides him with unique insights on the challenges and opportunities facing the company in the wireless markets.

Steven T. Clontz, 63, has been a director of the company since April 1998 and was elected Chairman of the Board in January 2010. In January 2010, Mr. Clontz joined Singapore Technologies Telemedia, a Singapore-registered private limited company that is an investor/operator in the telecommunications and media sectors, as Senior Executive Vice President for North America and Europe. From January 1999 through his retirement at the end of 2009, Mr. Clontz served as President and Chief Executive Officer of StarHub, Ltd., a Singapore-based, publicly traded telecommunications and media corporation providing a full range of services over fixed, mobile and cable TV networks. He continues to serve as a non-executive director of StarHub and also serves on the board of directors of Level 3 Communications, Inc. (since 2012). Mr. Clontz previously served on the board of directors of Equinix, Inc, from 2005 to 2013, eircom Limited, from 2010 to 2011, and the executive committee of the board of directors of Global Crossing Limited, from 2004 to 2011. The board has concluded that Mr. Clontz should serve as a director of the company because he is a global telecommunications industry leader with significant industry-specific public company board and executive leadership experience whose deep knowledge of the wireless markets brings valuable insight that is needed to evolve and execute the company’s strategy.

Edward B. Kamins, 65, has been a director of the company since December 2003. Mr. Kamins is the principal member of UpFront Advisors, a business consulting services firm he founded in March 2009. From July 1999 until his retirement in February 2009, Mr. Kamins served as Corporate Senior Vice President of Avnet, Inc., one of the world’s largest global distributors of electronic components, enterprise computing and embedded subsystems. Mr. Kamins served as Chief Information Officer of Avnet beginning in July 2004 and accepted the newly created post of Chief Operational Excellence Officer in July 2006. He joined Avnet in 1996 as Senior Vice President of Business Development for Avnet Computer Marketing and founded and served as Group President of Avnet Applied Computing, a customized computer solutions business that grew to $1.6 billion in global revenues. Prior to that, his sixteen-year career with Digital Equipment culminated with the position of Vice President of Channels, with responsibility for a $1.5 billion revenue-generating North American channels business. The board has concluded that Mr. Kamins should serve as a director of the company because, as a long-time senior operational executive with forty years of experience in the high technology industry, he contributes valuable advice regarding the company’s challenges and opportunities.

John A. Kritzmacher, 53, has been a director of the company since June 2009. Since 2013, Mr. Kritzmacher has served as Executive Vice President and Chief Financial Officer of John Wiley & Sons, Inc., a global provider of knowledge and knowledge-based services in the areas of research, professional development and education. From October 2012 through February 2013, Mr. Kritzmacher served as Senior Vice President Business Operations and Organizational Planning at WebMD Health Corp., a leading provider of health information services, where Mr. Kritzmacher was responsible for leading a major restructuring initiative. Previously, Mr. Kritzmacher served as Executive Vice President and Chief Financial Officer of Global Crossing Limited, a global provider of IP-based telecommunications solutions, from October 2008 to October 2011, when Global Crossing was acquired by Level 3 Communications, Inc. Prior to that, Mr. Kritzmacher rose through a variety of positions with increasing responsibility, including Senior Vice President and Corporate Controller, during his 10 years at Lucent Technologies, a provider of telecommunications systems and services, to become Chief Financial Officer in 2006. After playing a leading role in the planning and execution of Lucent’s merger with Alcatel in 2006, Mr. Kritzmacher became Chief Operating Officer of the Services Business Group at Alcatel-Lucent until joining Global Crossing in 2008. Mr. Kritzmacher also served on the board of directors of Duff & Phelps Corporation from 2011 until the company’s acquisition by a private equity consortium in 2013. The board has concluded that Mr. Kritzmacher should serve as a director of the company because he is a veteran of the

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telecommunications and high technology industries with extensive operational and leadership experience and financial expertise. As such, Mr. Kritzmacher contributes valuable advice and guidance, especially with respect to complex financial and accounting issues, and serves as the board’s audit committee financial expert.

William J. Merritt, 55, has been a director of the company since May 2005. He has also served as President and Chief Executive Officer of the company since May 2005 and as President and Chief Executive Officer of InterDigital Communications, LLC, a wholly owned subsidiary of the company, since its formation in July 2007. Mr. Merritt served as General Patent Counsel of the company from July 2001 to May 2005 and as President of InterDigital Technology Corporation, a wholly owned patent licensing subsidiary of the company, from July 2001 to January 2008. Since 2014, Mr. Merritt is a member of the board of directors of privately owned Shared Spectrum Company, a leading innovator of dynamic spectrum access and wireless spectrum intelligence technology. The board has concluded that Mr. Merritt should serve as a director of the company because, in his current and former roles, Mr. Merritt has played a vital role in managing the company’s intellectual property assets and overseeing the growth of its patent licensing business. He also possesses tremendous knowledge about the company from short- and long-term strategic perspectives and from a day-to-day operational perspective and serves as a conduit between the board and management while overseeing management’s efforts to realize the board’s strategic goals.

Jean F. Rankin, 55, has been a director of the company since June 2010. Ms. Rankin has served as Executive Vice President, General Counsel and Secretary at LSI Corporation, a leading provider of innovative silicon, systems and software technologies for the global storage and networking markets, since 2007. In this role, she serves LSI and its board of directors as Corporate Secretary, in addition to managing the company’s legal, intellectual property licensing and stock administration organizations. Ms. Rankin joined LSI in 2007 as part of the merger with Agere Systems, where she served as Executive Vice President, General Counsel and Secretary from 2000 to 2007. Prior to joining Agere in 2000, Ms. Rankin was responsible for corporate governance and corporate center legal support at Lucent Technologies, including mergers and acquisitions, securities laws, labor and employment, public relations, ERISA, investor relations and treasury. She also supervised legal support for Lucent’s microelectronics business. The board has concluded that Ms. Rankin should serve as a director of the company because she has extensive experience and expertise in matters involving intellectual property licensing, the company’s core business, and her current and former roles as chief legal officer and corporate secretary at other publicly traded companies enable her to contribute legal expertise and advice as to best practices in corporate governance.

Robert S. Roath, 71, has been a director of the company since May 1997. He served as Senior Vice President and Chief Financial Officer of RJR Nabisco, Inc. before his retirement in 1997. Mr. Roath is a long-time senior strategic and financial executive with diversified corporate and operating experience with various global companies, including Colgate-Palmolive, General Foods, GAF Corporation and Price Waterhouse. He has been a director of Standard Parking Corporation since its initial public offering in May 2004 and became its chairman of the board in October 2009. Mr. Roath also serves as chairman of Standard Parking’s compensation committee. The board has concluded that Mr. Roath should serve as a director of the company because his achievements as an executive in operations, finance, strategy formulation, business development and mergers and acquisitions allow him to provide valuable guidance, especially with respect to the major financial policies and decisions of the company and the analysis of the business challenges and opportunities facing the company.

Vote Required and Board Recommendation

Director nominees receiving the affirmative vote of the majority of votes cast for him or her will be elected to serve as directors for the next year and until his or her successor is elected and qualified. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

EACH OF THE NOMINEES.

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Re-Approval of the Material Terms of the Company’s 2009 Stock Incentive Plan (Proposal 2)

Description

Our board of directors is recommending that shareholders re-approve the material terms of the company’s 2009 Stock Incentive Plan (the “2009 Plan”). On April 27, 2009, the board adopted, and on June 4, 2009, the company’s shareholders approved, the 2009 Plan. The 2009 Plan was amended in 2013 to permit certain deferrals of income under the plan. To allow the company to have the ability to grant certain awards that qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), the company is asking shareholders to re-approve the material terms of the 2009 Plan. The material terms of the 2009 Plan are described below. Shareholders are not being asked to approve an increase in the number of shares available for grant under the 2009 Plan or any other amendment to the 2009 Plan.

The 2009 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, Section 162(m) denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any other “covered employees” as determined under Section 162(m). However, compensation that is deemed to be “performance-based” under Section 162(m) is generally excluded from this limit. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the company’s shareholders every five years. By approving the material terms of the 2009 Plan, shareholders will be approving: (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these terms is discussed below.

Why You Should Vote For the Re-Approval of the Material Terms of the 2009 Plan

The board believes that it is in the best interests of the company and its shareholders to continue to provide for an equity incentive plan under which compensation awards made to the company’s executive officers can qualify for deductibility by the company for U.S. federal income tax purposes. The board also believes the company’s ability to grant performance-based awards continues to be crucial in allowing the company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interest of both the company and its shareholders to strengthen the company’s ability to attract, motivate and retain employees, officers, nonemployee directors and certain other service providers and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the company’s shareholders.

Promotion of Good Corporate Governance Practices

The board believes the use of stock-based incentive awards promotes best practices in corporate governance by maximizing shareholder value. By providing participants in the 2009 Plan with a stake in the company’s success, the interests of the participants are aligned with those of the company’s shareholders. Specific features of the 2009 Plan that are consistent with good corporate governance practices include, but are not limited to:

•	options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

•	there can be no repricing of options or stock appreciation rights without shareholder approval, either by canceling the award in exchange for cash or a replacement award at a lower price or by reducing the exercise price of the award, other than in connection with a change in the company’s capitalization;

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•	“change in control” will not occur under the 2009 Plan merely upon shareholder approval of a transaction or the commencement or announcement of a tender or exchange offer for the company’s shares;

•	there is no automatic right to accelerated vesting of unvested awards upon the occurrence of a change in control as the 2009 Plan leaves the treatment of awards in connection with a change in control to the administrator (i.e., the compensation committee);

•	awards generally may not be transferred except by will or the laws of descent and distribution or, if approved by the administrator, to certain family members, family trusts, or family partnerships pursuant to a gift or domestic relations order; and

•	the company has the authority under the 2009 Plan to cancel outstanding awards (vested or unvested) in the event the applicable plan participant engages in certain “detrimental activity,” which is defined in the 2009 Plan to include engaging in any type of disloyalty to the company, conviction of a felony, and materially breaching confidentiality and noncompetition covenants with the company.

Plan Summary

The following summary of the material terms of the 2009 Plan is qualified in its entirety by reference to the complete statement of the 2009 Plan, which is set forth in Appendix A to this Proxy Statement.

Administration

The 2009 Plan is administered by a committee of two or more directors designated by the board. Currently, the compensation committee of the board serves as administrator of the 2009 Plan. Subject to the express provisions of the 2009 Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the 2009 Plan. In addition, the compensation committee may delegate any or all aspects of the day-to-day administration of the 2009 Plan to one or more officers or employees of the company or any subsidiary, and/or to one or more agents.

Participants

Any person who is an employee of the company or of any subsidiary is eligible for selection by the administrator for the grant of awards under the 2009 Plan. In addition, nonemployee directors and any service providers who have been retained to provide consulting, advisory or other services to the company or to any subsidiary are eligible for the grant of awards under the 2009 Plan. The 2009 Plan allows grants of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, and for incentive bonuses. Options intending to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of the company or any subsidiary. Approximately 300 employees, 7 nonemployee directors and 7 consultants were eligible to participate in the 2009 Plan as of February 28, 2014.

Shares Subject to the Plan and to Awards

The aggregate number of shares of the company’s common stock issuable pursuant to the 2009 Plan may not exceed 2,114,349, plus (i) any shares that were authorized, as of June 4, 2009, for issuance under the company’s 1999 Restricted Stock Plan, 2000 Stock Award and Incentive Plan and 2002 Stock Award and Incentive Plan (collectively, the “Prior Plans) and (ii) any shares subject to outstanding awards under the Prior Plans as of June 4, 2009 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent that they are exercised for or settled in vested and non-forfeitable shares), subject to adjustment upon a change in the company’s capitalization. Accordingly, as of June 4, 2009, 3,100,775 shares were initially available for issuance under the 2009 Plan. As of February 28, 2014, 2,245,569 shares remained available for issuance under the 2009 Plan, and 1,700 shares remained subject to outstanding awards under the Prior Plans.

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The aggregate number of shares issued under the 2009 Plan at any time equals only the number of shares actually issued upon exercise or settlement of an award. The following shares will again be available for issuance under the 2009 Plan: (a) shares subject to awards that expire, terminate or are unexercised, forfeited or settled in cash; (b) shares subject to awards that have been retained or withheld by the company in payment of the exercise price, purchase price or tax withholding obligation of an award; (c) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement of an award; and (d) shares that have been delivered to the company in payment or satisfaction of the exercise price, purchase price, or tax withholding obligation.

In each calendar year, a participant may be granted awards under the 2009 Plan denominated in shares up to his or her annual share limit. A participant’s annual share limit, in any calendar year, shall equal 300,000 shares of common stock plus the amount of the participant’s unused annual share limit as of the close of the previous year, which number shall be subject in each case to adjustment upon a change in the company’s capitalization. In each calendar year a participant may be granted awards under the 2009 Plan denominated in cash (and not shares) up to his or her annual cash limit. A participant’s annual cash limit, in any calendar year, shall equal $1.5 million plus the amount of the participant’s unused annual cash limit as of the close of the previous year.

Qualifying Performance Criteria

The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on “qualifying performance criteria” (as described below) or other standards of financial performance and/or personal performance evaluations. In addition, the administrator may specify that an award or a portion of an award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m), provided that the performance criteria for such award or portion of an award that is intended by the administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) will be a measure based on one or more qualifying performance criteria selected by the administrator and specified at the time the award is granted. The administrator will certify the extent to which any qualifying performance criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any award that is intended to satisfy the requirements for “performance-based compensation” under 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may be reduced, but not increased, by the administrator on the basis of such further considerations as the administrator in its sole discretion may determine.

For purposes of the 2009 Plan, the term “qualifying performance criteria” means any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the administrator: (i) net sales; (ii) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income or net income per common share (basic or diluted); (iv) return on assets (gross or net), return on investment, return on capital, or return on equity; (v) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (vi) interest expense after taxes; (vii) economic value added or created; (viii) operating margin or profit margin; (ix) stock price or total shareholder return; (x) average cash balance or cash position; and (xi) strategic business criteria, consisting of one or more objectives based on meeting specified product development, strategic partnering, licensing, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

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To the extent consistent with Section 162(m) of the Code, the administrator (i) may appropriately adjust any evaluation of performance under a qualifying performance criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by ASC 225-20 or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs and (e) accruals of any amounts for payment under the 2009 Plan or any other compensation arrangement maintained by the company.

Option Awards

The administrator will establish the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant. Options granted under the 2009 Plan may either be ISOs or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). The aggregate number of shares that may be issued pursuant to the exercise of ISOs granted under the 2009 Plan shall not exceed 3,000,000. As of February 28, 2014, no shares have been issued pursuant to the exercise of ISOs granted under the 2009 Plan. The 2009 Plan prohibits repricing stock options without shareholder approval.

Stock Appreciation Rights

A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the 2009 Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the 2009 Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. The 2009 Plan prohibits repricing stock appreciation rights without shareholder approval.

Restricted Stock and Restricted Stock Units

Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Participants holding shares of restricted stock granted under the 2009 Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on the company’s stock ledger. Participants in whose name restricted stock is granted will be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the administrator. Shares underlying restricted stock units will be entitled to dividends or dividend equivalents only to the extent provided by the administrator.

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Incentive Bonuses

Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the administrator. The administrator will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations.

Deferral of Gains

The administrator may permit or require a participant to defer such participant’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant by virtue of the lapse or waiver of restrictions with respect to restricted stock units. If any such deferral election is required or permitted, the administrator will, in its sole discretion, establish rules and procedures for such payment deferrals.

Settlement of Awards

Awards, may be settled in shares, cash or a combination thereof, as determined by the administrator.

Amendment and Termination

The board may amend, alter or discontinue the 2009 Plan and the administrator may amend, or alter any agreement or other document evidencing an award made under the 2009 Plan, except no such amendment may, without the approval of the shareholders of the company (other than in respect of a change in the company’s capitalization): increase the maximum number of shares for which awards may be granted under the 2009 Plan; reduce the exercise price of outstanding options; extend the term of the 2009 Plan; change the class of persons eligible to be participants; otherwise amend the 2009 Plan in any manner requiring shareholder approval by law or under the NASDAQ Global Select Market listing requirements; or increase the individual maximum limits set forth in the 2009 Plan.

No amendment or alteration to the 2009 Plan or an award or award agreement may be made which would impair the rights of the holder of an award, without such holder’s consent, provided that no such consent will be required if the administrator determines in its sole discretion and prior to the date of any change in control that such amendment or alteration either is required or advisable in order for the company, the 2009 Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Change in Control

Unless otherwise expressly provided in an award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a change in control (as defined in the 2009 Plan), the administrator may provide for the acceleration of the vesting and, if applicable, exercisability of any outstanding award, or the lapsing of any conditions of restrictions on or the time for payment in respect of any outstanding award, upon termination of the participant’s employment following a change in control. In addition, unless otherwise expressly provided in an award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a change in control, the administrator may provide that any or all of the following will occur in connection with a change in control: (i) the substitution for the shares subject to any outstanding award, stock or other securities of the surviving corporation or any successor corporation to the company, in which event the aggregate purchase or exercise price, if any, of such award will remain the same, (ii) the conversion of any outstanding award into a right to receive cash or other property upon or following the consummation of the change in control in an amount equal to the value of the consideration to be received by holders of shares in connection with such transaction for one share, less the per share purchase or exercise price of such award, if any, multiplied by the number of shares subject to such award, and/or (iii) the cancellation of any outstanding and unexercised awards upon or following the consummation of the change in control.

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Adjustments

In the event that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), stock split or a combination or consolidation of the outstanding shares into a lesser number of shares, is declared with respect to the shares, the authorization limits provided in the 2009 Plan may be increased or decreased proportionately, and the shares then subject to each award may be increased or decreased proportionately without any change in the aggregate purchase price of those shares. In the event the shares will be changed into or exchanged for a different number or class of shares of stock or securities of the company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the company, issuance of warrants or other rights to purchase shares or other securities of the company, or any other similar corporate transaction or event affects the shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2009 Plan, then the authorization limits provided in the 2009 Plan may be adjusted proportionately, and an equitable adjustment may be made to each share subject to an award such that no dilution or enlargement of the benefits or potential benefits occurs.

Transferability

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts, or family partnerships.

No Right to Company Employment

Nothing in the 2009 Plan or an award agreement will interfere with or limit in any way the right of the company, its subsidiaries and/or its affiliates to terminate any participant’s employment, service on the board or service for the company at any time or for any reason not prohibited by law, nor will the 2009 Plan or an award itself confer upon any participant any right to continue his or her employment or service for any specified period of time. Neither an award nor any benefits arising under the 2009 Plan will constitute an employment contract with the company, any subsidiary and/or its affiliates.

Compliance with Law

The 2009 Plan, the grant, issuance, vesting, exercise and settlement of awards thereunder, and the obligation of the company to sell, issue or deliver shares under such awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The company will not be required to issue or deliver any certificates for shares prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the company will, in its sole discretion, determine to be necessary or advisable.

Effective Date and Termination of the 2009 Plan

The 2009 Plan became effective on June 4, 2009. The 2009 Plan will remain available for the grant of awards until the tenth anniversary of the effective date.

Federal Income Tax Treatment

The following discussion of the federal income tax consequences of the 2009 Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by 2009 Plan participants, who are urged to consult their individual tax advisors.

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Stock Options

ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. The company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.

An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. The company does not receive a deduction for this gain.

Stock Appreciation Rights

An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. The company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.

Restricted Stock and Restricted Stock Units

Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the company will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to the company (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.

Incentive Bonuses

A participant will have taxable income at the time an incentive bonus award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

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Company Deduction and Section 162(m)

For the individual serving as the chief executive officer of the company at the end of the taxable year and for the individuals serving as officers of the company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by the company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The compensation committee may, but is not required to, establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive compensation awards in order to qualify such grants as performance-based compensation for purposes of Section 162(m).

Plan Benefits

The future benefits that will be awarded or paid under the 2009 Plan are not currently determinable. Such awards are within the discretion of the compensation committee, and the compensation committee has not determined future awards or who might receive them. Set forth below is information about time-based RSU, performance-based RSU and option awards granted in 2013 under the 2009 Plan to (i) each of the company’s named executive officers, (i) the company’s current executive officers as a group, (iii) the company’s non-executive directors as a group, and (iv) all non-executive employees as a group.

Name and Position	Time-Based RSUs		Performance- Based RSUs (1)	Options

William J. Merritt President and Chief Executive Officer	33,486	(2)	42,645	22,085

Richard J. Brezski Chief Financial Officer and Treasurer	2,829		10,923	7,362

Scott A. McQuilkin Senior Executive Vice President, Innovation	16,243	(3)	19,613	11,042

James J. Nolan Executive Vice President, Research and Development	12,394	(4)	15,719	8,834

Lawrence F. Shay Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel	20,657	(5)	23,857	14,723

Executive Group	93,135	(6)	129,965	75,825

Non-Executive Director Group	22,771		—	—

Non-Executive Officer Employee Group	167,878		434,819	—

(1)	In 2013, the compensation committee approved the grant of performance-based RSU awards for three Long-Term Incentive Plan (“LTIP”) cycles under the company’s Long-Term Compensation Plan, including the two active LTIP cycles that had commenced in 2011 and 2012, respectively, to provide more upside leverage and link employee and shareholder interests by tying value to both business results and future stock price. As a result, the numbers in this column reflect grants of performance-based RSU awards for three LTIP cycles, rather than just one, as the company would expect to be the case in future years. An aggregate total of 134,023 performance-based RSUs were granted to the company’s current executive officers and its non-executive employees for the 2013-2015 LTIP cycle, while an aggregate total of 430,761 performance-based RSUs were granted for the 2011-2013 and 2012-2014 LTIP cycles. Amounts reported reflect the target awards; the maximum payout possible under the each award is 200% of target.

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(2)	Includes a discretionary grant of 25,000 RSUs that was not made pursuant to a regular ongoing program.

(3)	Includes a discretionary grant of 12,000 RSUs that was not made pursuant to a regular ongoing program.

(4)	Includes a discretionary grant of 9,000 RSUs that was not made pursuant to a regular ongoing program.

(5)	Includes a discretionary grant of 15,000 RSUs that was not made pursuant to a regular ongoing program.

(6)	Includes discretionary grants to the executive officers as a group of an aggregate of 64,000 RSUs that were not made pursuant to a regular ongoing program.

Vote Required and Board Recommendation

The affirmative vote of a majority of the votes cast is required for the re-approval of the material terms of the 2009 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE RE-APPROVAL OF THE MATERIAL TERMS OF THE COMPANY’S 2009 STOCK INCENTIVE PLAN.

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Advisory Resolution to Approve Executive Compensation

(Proposal 3)

Description

We are asking shareholders to vote on an advisory resolution to approve the company’s executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the compensation committee has structured our executive compensation program to attract, retain and motivate talented individuals who will drive the successful execution of the company’s strategic plan. We motivate our executives primarily by “paying for performance,” or rewarding the accomplishment of individual performance and corporate goals through the use of performance-based compensation. As discussed in “Compensation Discussion and Analysis,” individual performance and the achievement of corporate goals determine the compensation paid to our executives under our short-term incentive plan and the long-term incentive plan component of our long-term compensation program. Our executive compensation programs have a number of features designed to promote these objectives.

We urge shareholders to read the “Compensation Discussion and Analysis” below, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative below, which provide detailed information on the compensation of our named executive officers. The compensation committee and the board of directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement reflects and supports these compensation policies and procedures.

The board of directors has adopted a policy providing for an annual advisory resolution to approve executive compensation. In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2014 annual meeting of shareholders:

RESOLVED, that the shareholders of InterDigital, Inc. (the “company”) approve, on an advisory basis, the compensation of the company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the company’s 2014 annual meeting of shareholders.

This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the board of directors. Although non-binding, the board and the compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless the board modifies its policy on the frequency of future “say on pay” votes, the next “say on pay” vote will be held at the 2015 annual meeting of shareholders.

Vote Required and Board Recommendation

The affirmative vote of the majority of votes cast is required to approve this advisory resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

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Ratification of Appointment of

Independent Registered Public Accounting Firm

(Proposal 4)

Description

The audit committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the company’s independent registered public accounting firm for the year ending December 31, 2014. PwC has served as the independent registered public accounting firm of the company since 2002.

Although ratification of the appointment of PwC is not legally required, the board is asking the shareholders to ratify the appointment as a matter of good corporate governance. If the shareholders do not ratify the appointment, the audit committee will consider whether it is appropriate to select another independent registered public accounting firm in future years. Even if the shareholders ratify the appointment, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.

Representatives from PwC are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

Aggregate fees for professional services delivered by PwC, the company’s independent registered public accounting firm, for the fiscal years ended December 31, 2013 and 2012 were as follows:

	2013	2012
Type of Fees
Audit Fees(1)	$899,000	$630,000
Audit-Related Fees(2)	$161,900	$150,000
Tax Fees(3)	$67,325	$150,000
All Other Fees(4)	$1,800	$1,800
Total	$1,130,025	$931,800

(1)	Audit Fees consist of the aggregate fees billed by PwC for the above fiscal years for professional services rendered by PwC for the integrated audit of the company’s consolidated financial statements and the company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, for review of the company’s interim consolidated quarterly financial statements included in the company’s quarterly reports on Form 10-Q and for services that are normally provided by PwC in connection with regulatory filings or engagements for the above fiscal years. For 2013, such fees also include fees billed by PwC in connection with its audit of the financial statements of Convida Wireless, the company’s joint venture with Sony Corporation of America.

(2)	Audit-Related Fees consist of the aggregate fees billed by PwC for the above fiscal years for assurance and related services by PwC that were reasonably related to the performance of the audit or review of the company’s financial statements and are not reported above under the caption “Audit Fees.” For 2012, such fees relate primarily to consultation concerning financial accounting and reporting standards. For 2013, such fees relate to consultation concerning financial accounting and reporting standards and field verification of royalties from certain licensees and other contract compliance reviews.

(3)	Tax Fees consist of the aggregate fees billed by PwC for the above fiscal years related to a foreign tax study and other technical advice related to foreign tax matters.

(4)	All Other Fees consist of the aggregate fees billed by PwC for the above fiscal years for certain accounting research software licensed by the company from PwC.

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Audit Committee Pre-Approval Policy for Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee has adopted a policy that requires the committee to pre-approve all audit and non-audit services to be performed by the company’s independent registered public accounting firm. Unless a service falls within a category of services that the audit committee already has pre-approved, an engagement to provide the service requires specific pre-approval by the audit committee. Also, proposed services exceeding pre-approved cost levels require specific pre-approval.

Consistent with the rules established by the SEC, proposed services to be provided by the company’s independent registered public accounting firm are evaluated by grouping the services and associated fees under one of the following four categories: Audit Services, Audit-Related Services, Tax Services and All Other Services. All proposed services for the following year are discussed and pre-approved by the audit committee, generally at a meeting or meetings that take place during the October through December time period. In order to render approval, the audit committee has available a schedule of services and fees approved by category for the current year for reference, and specific details are provided.

The audit committee has delegated pre-approval authority to its chairman for cases where services must be expedited. In cases where the audit committee chairman pre-approves a service provided by the independent registered public accounting firm, the chairman is required to report the pre-approval decisions to the audit committee at its next scheduled meeting. The company’s management periodically provides the audit committee with reports of all pre-approved services and related fees by category incurred during the current fiscal year, with forecasts of any additional services anticipated during the year.

All of the services performed by PwC related to fees disclosed above were pre-approved by the audit committee.

Vote Required and Board Recommendation

The affirmative vote of the majority of votes cast at the annual meeting is required to ratify the appointment of PwC as the company’s independent registered public accounting firm for the year ending December 31, 2014.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2014.

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REPORT OF THE AUDIT COMMITTEE

As more fully described in our charter, the audit committee oversees the company’s financial reporting processes on behalf of the board. In fulfilling our oversight responsibilities, the audit committee has reviewed and discussed with management the company’s audited consolidated financial statements for the year ended December 31, 2013, including a discussion of the acceptability and appropriateness of significant accounting principles and management’s assessment of the effectiveness of the company’s internal control over financial reporting. Management has represented to us that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and considered appropriate in the circumstances to present fairly the company’s financial position, results of operations and cash flows. The audit committee has also reviewed and discussed with PwC, the company’s independent registered public accounting firm, the matters required to be discussed with the independent registered public accounting firm under applicable Public Company Accounting Oversight Board (“PCAOB”) standards.

The audit committee has also received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence and has discussed with PwC their independence.

Based on the reviews and discussions with management and the independent registered public accounting firm referred to above, we recommended to the board that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2013 for filing with the SEC, and we retained PwC as the company’s independent registered public accounting firm for the year ending December 31, 2014.

AUDIT COMMITTEE:

John K. Kritzmacher, Chairman
Jeffrey K. Belk
Jean F. Rankin

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EXECUTIVE OFFICERS

Set forth below is certain information concerning our executive officers as of March 31, 2014:

Name	Age	Position

William J. Merritt	55	President and Chief Executive Officer
Richard J. Brezski	41	Chief Financial Officer and Treasurer
Jannie K. Lau	38	Executive Vice President, General Counsel and Secretary
Scott A. McQuilkin	59	Senior Executive Vice President, Innovation
James J. Nolan	53	Executive Vice President, Research and Development
Allen A. Proithis	49	Executive Vice President, Solutions Group
Lawrence F. Shay	55	Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel

There are no family relationships among the individuals serving as our directors or executive officers. Set forth below are the name, office and position held with our company and principal occupations and employment of each of our executive officers. Biographical information on Mr. Merritt is discussed under the caption “Election of Directors” above.

Richard J. Brezski is InterDigital’s Chief Financial Officer, responsible for overseeing the company’s finance, accounting, audit, tax, treasury, IT and facilities functions, including the company’s internal and external financial reporting and analysis. Mr. Brezski joined the company as Director and Controller in May 2003. Mr. Brezski was promoted to Senior Director in July 2006 and in January 2007 was appointed Chief Accounting Officer. In January 2009, Mr. Brezski was promoted to Vice President, Controller and Chief Accounting Officer, and in March 2011 he was appointed to the additional post of Treasurer. In May 2012, he was appointed Chief Financial Officer. Prior to joining InterDigital, Mr. Brezski served as an audit manager for PwC in its technology, information, communications and entertainment practice, where he provided business advisory and auditing services to product and service companies in the electronics, software and technology industries. Mr. Brezski earned a Bachelor of Science in Accountancy from Villanova University and an Executive Master of Business Administration from Hofstra University.

Jannie K. Lau is InterDigital’s Executive Vice President, General Counsel and Secretary, responsible for managing the company’s legal and human resources functions. Ms. Lau joined InterDigital in 2008 as Associate General Counsel and was promoted to Deputy General Counsel in 2010. She was appointed Executive Vice President, General Counsel and Secretary in October 2012. Prior to joining InterDigital, Ms. Lau served as securities and transactional counsel at IKON Office Solutions, Inc., then a Fortune® 500 document management solutions company. Before beginning her in-house career, she was a corporate associate at leading global law firms in New York and Boston, where she represented public and pre-IPO companies as well as private equity and venture capital fund managers. Ms. Lau serves on the Southeast Region Board of the East Central Division of the American Cancer Society and on the Board of Directors of Jobs for Delaware Graduates. She is also a past member of the Board of Directors of DELVACCA, the Delaware Valley chapter of the Association of Corporate Counsel, and the Executive Committee of the Asian Pacific American Bar Association of Pennsylvania. Ms. Lau is an honors graduate of the University of Pennsylvania Law School and holds a Bachelor of Arts in English and Comparative Literature from Columbia University.

Scott A. McQuilkin is the company’s Senior Executive Vice President, Innovation. As head of InterDigital’s Innovation group, Mr. McQuilkin is responsible for leading the organization’s technology sourcing efforts, overseeing both Innovation Labs, which pursues internally funded technology, and Innovation Partners, a sourcing model based around partnerships with leading innovators and research organizations as well as strategic acquisitions of technology and patent portfolios. Mr. McQuilkin joined the company as its Chief Financial Officer in July 2007, and was appointed Senior Executive Vice President, Strategy and Finance in May 2012, in which role he was responsible for overseeing the organization’s strategy, corporate development and finance functions. In October 2012, Mr. McQuilkin was appointed Senior Executive Vice President, Innovation.

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Mr. McQuilkin served as Chief Financial Officer for GHR Systems, Inc., a provider of lending technologies and related support services, from February 2000 to August 2006, when GHR Systems was acquired by Metavante Corporation, a provider of banking and payment technology solutions and a wholly owned subsidiary of Marshall & Ilsley Corporation, a diversified financial services company. GHR Systems became a subsidiary of Metavante Corporation known as Metavante Lending Solutions, a high growth technology firm providing business process automation to the financial services industry. Until joining InterDigital in 2007, Mr. McQuilkin served as Chief Financial Officer of Metavante Lending Solutions, where he was responsible for all financial activities, including accounting, budgeting/forecasting, capital planning, cash management, strategic planning, mergers and acquisitions, tax, purchasing and payables. Mr. McQuilkin earned a Master of Business Administration from The Wharton School and a Bachelor of Science from Pennsylvania State University.

James J. Nolan is InterDigital’s Executive Vice President, Research and Development. As head of Innovation Labs, Mr. Nolan is responsible for directing the development of advanced wireless and network technologies, including the incubation of advanced wireless communications solutions and the evolution of standards-based technologies, and the company’s participation in wireless standards bodies. Since joining the company in 1996, Mr. Nolan has held a variety of engineering and management positions, including serving as the company’s senior engineering officer since May 2006. In February 2007, Mr. Nolan’s title was revised to Executive Vice President, Engineering, without a change in responsibilities. Mr. Nolan was named Executive Vice President, Research and Development, in April 2009, in connection with the company’s decision to expand its technology development and licensing business and realign its SlimChip business. Since 2009, Mr. Nolan has led InterDigital’s Research and Development team’s next generation technology initiatives, including advanced air interface, machine-to-machine, bandwidth management technologies for WiFi®/cellular integration and dynamic spectrum management solutions. Prior to leading the company’s engineering and R&D organizations, he led technology and product development of modems, protocol software and radio designs for multiple wireless standards. Mr. Nolan earned a Bachelor of Science in Electrical Engineering from the State University of New York at Buffalo, a Master of Science in Electrical Engineering from Polytechnic University and an Executive Master of Business Administration from Hofstra University.

Allen A. Proithis is InterDigital’s Executive Vice President, Solutions Group. He joined the company as Vice President, Business Development and Strategic Solutions in March 2012, and was promoted to Executive Vice President, Solutions Group in January 2013. As head of InterDigital Solutions, Mr. Proithis is responsible for commercializing market-ready technologies that emerge from the company’s Innovation group, as well as establishing and developing strategic business relationships and identifying potential new business opportunities. Prior to joining the company, Mr. Proithis was at TE Connectivity Ltd., a global designer and manufacturer of products that connect and protect the flow of power and data inside products, from January 2011 to October 2011 where he served as Senior Director – Strategy & Business Development, Consumer Devices division, covering the mobile, consumer electronics and PC industries. While at TE, Mr. Proithis led a global team dedicated to strategy, mergers and acquisitions and strategic marketing, and was responsible for identifying new markets, channels and growth opportunities from product idea creation to execution. Before joining TE, Mr. Proithis was the Head of Strategy & Business Development for the Handheld business unit at Hewlett-Packard Company, a technology company with a portfolio that spans printing, personal computing, software, services and IT infrastructure, from 2008 to January 2011. In this role, he drove all strategic initiatives for devices, software and services. Mr. Proithis had previously been the Director of Business Development in HP’s Personal Systems Group from 2007 to 2008, during which time he was responsible for building a partnership program with major telecommunications companies. Prior to joining HP in 2004, Mr. Proithis was a Vice President with HB Associates, an executive search and management consulting firm. Earlier in his career, Mr. Proithis held a variety of management, sales and consulting roles at Computer Sciences Corporation, Convergys and Electronic Data Systems. Mr. Proithis earned a Bachelor’s degree in Telecommunications from Pennsylvania State University.

Lawrence F. Shay is the company’s Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel and President of InterDigital’s patent holding subsidiaries. Mr. Shay is responsible for overseeing all activities pertaining to InterDigital’s patent business, including management of the company’s

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intellectual property assets, negotiation and administration of license agreements, litigation relating to intellectual property rights and strategic patent sales and joint ventures. He joined InterDigital in November 2001 as Chief Legal Officer and served as Corporate Secretary from November 2001 to September 2004. In February 2007, Mr. Shay’s title was revised to Chief Legal and Government Affairs Officer, without a change in responsibilities. Mr. Shay was appointed to his current position in January 2008. He previously served as General Counsel of U.S. Interactive, Inc., a multinational, publicly held Internet professional services corporation. From 1985 until 1999, Mr. Shay practiced corporate law with Dilworth Paxson LLP, a major Philadelphia law firm. Mr. Shay earned his Juris Doctor, with honors, from the Temple University School of Law and is a magna cum laude graduate of Saint Joseph’s University, where he earned a Bachelor of Arts in Economics.

The company’s executive officers are appointed to the offices set forth above to hold office until their successors are duly elected and qualified.

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EXECUTIVE COMPENSATION

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and the company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE:

Edward B. Kamins, Chairman
Gilbert F. Amelio
Steven T. Clontz

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis covers all material elements of the compensation awarded to, earned by or paid to the company’s Named Executive Officers (“NEOs”), focusing on the principles underlying the company’s executive compensation policies and decisions. The following individuals are our NEOs for fiscal 2013:

•	William J. Merritt – President and Chief Executive Officer;

•	Richard J. Brezski – Chief Financial Officer and Treasurer;

•	Scott A. McQuilkin – Senior Executive Vice President, Innovation;

•	James J. Nolan – Executive Vice President, Research and Development; and

•	Lawrence F. Shay – Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel.

Compensation Objectives and Philosophy

The compensation and benefits provided to the company’s executives have as their primary purpose the attraction, retention and motivation of talented individuals who will drive the successful execution of the company’s strategic plan. Specifically, we:

•	Attract talented leaders to serve as executive officers of the company by setting executive compensation levels and program targets at competitive levels for comparable roles in the marketplace;

•	Retain our executives by providing a balanced mix of current and long-term compensation; and

•	Motivate our executives by “paying for performance,” or rewarding individual performance and the accomplishment of corporate goals, as determined by the compensation committee, through the use of performance-based compensation.

Fiscal 2013 Company Performance and Impact on Compensation

Fiscal 2013 featured ups and downs in our business but was, ultimately, a successful and profitable year for the company. While we suffered setbacks in our efforts to secure new patent licensing arrangements with major handset manufacturers, we received several favorable and significant arbitration decisions relating to existing agreements, which allowed us to deliver solid revenues of $325.4 million, positive cash flow and a strong year-end cash balance of $698.5 million (up from $577.3 million at year-end 2012). We believe that these arbitration successes, along with the arbitration agreement with Huawei that we signed in December 2013, position us to deliver additional value in 2014 and beyond. During 2013, we maintained our prolific pace of innovation, with

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approximately 180 U.S. patents and approximately 1,300 non-U.S. patents issued. The compensation committee believes that the executives’ performance exemplified the resiliency and versatility of the business and that its compensation decisions appropriately rewarded the executives for the company’s overall performance in 2013.

Fiscal 2013 Compensation Program Highlights

Based on a comprehensive review of the company’s executive compensation programs conducted with the assistance of Pearl Meyer & Partners (“Pearl Meyer”), an independent compensation consultant, the compensation committee made a number of significant changes related to the compensation of NEOs in 2013, including:

•	Amending and restating all NEO employment agreements to remove excise tax gross ups and include double-trigger change-in-control provisions;

•	Amending the Long-Term Compensation Program (“LTCP”) to adjust the participation levels, add stock options, and amend the change-in-control provisions to curtail accelerated vesting upon change in control of the company with no termination of employment;

•	Granting performance-based restricted stock unit awards for three Long-Term Incentive Plan (“LTIP”) cycles under the LTCP, including the two active LTIP cycles that had commenced in 2011 and 2012, respectively, to provide more upside leverage and link employee and shareholder interests by tying value to both business results and future stock price;

•	Overhauling the annual incentive program to provide for a bonus pool that is funded solely by corporate performance; and

•	Establishing a nonqualified deferred compensation program in which NEOs and other management and highly compensated employees are eligible to participate.

Elements of Compensation Program & NEO Compensation Actions

The elements of our executive compensation program reflect a mix of annual and long-term, cash and equity and time and performance-based compensation. For 2013, the material elements of our executive compensation program included:

•	Base salary;

•	Short-Term Incentive Plan (“STIP”) awards, paid in cash;

•	LTCP awards, which include a combination of time-based restricted stock units (“RSUs”), performance-based RSUs and stock options;

•	Retirement benefits, which include 401(k) matching contributions and a nonqualified deferred compensation plan; and

•	Discretionary RSU awards.

Base Salaries

Each NEO received a salary increase in 2013 in recognition of his role within the company and his scope of responsibility and as a result of a comparison of each NEO’s total compensation against that of the other executive officers in the company’s peer group (see “Current Compensation – Base Salaries” for additional information on NEO base salaries).

Performance-Based Compensation

Performance against the 2013 STIP goals resulted in the funding of the STIP bonus pool at a 100.5% of target (see “Current Compensation – Short-Term Incentive Plan” below for a description of the STIP). The compensation committee determined that the company achieved 88% of its normalized cash flow target for the completed January 1, 2011 through December 31, 2013 performance cycle (Cycle 6) resulting in a payout on January 1, 2014 of 71% of LTIP target for that cycle (see “Long-Term Compensation” below for a description of the LTCP).

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Additionally, as part of the comprehensive review of our executive compensation programs, it was determined that NEO target long-term grants were well below market levels. Therefore, the 2013 LTCP target payout level for each NEO was increased considerably to bring his participation closer to the median. 2013 LTCP awards to the NEOs were a combination of time-based RSUs under the LTCP’s RSU program (“RSU Program”), performance-based RSUs under the LTIP and stock options under the LTCP’s stock option program (“Option Program”). Twenty-five percent (25%) of the 2013 LTCP award was awarded under the RSU Program; 50% was awarded under the LTIP and 25% was awarded under the Option Program. The time-based RSUs will vest on the third anniversary of the grant date assuming continued service. The performance-based RSUs granted for the 2013 LTIP award will be earned based on normalized cash flow performance over a three-year period (January 1, 2013 through December 31, 2015). The options will vest in three equal amounts on each of the three anniversaries of the grant date and will expire on the seventh anniversary of the grant date. By granting a mix of (i) time-based RSUs, for retention purposes, (ii) performance-based RSUs, to drive the company’s long-term business objectives and (iii) stock options, to provide a direct link to share price, the compensation committee believes it provides the right mix of incentives to tie NEO and company performance.

Other Awards

As a result of Pearl Meyer’s independent analysis conducted in late 2012, the compensation committee decided to make each of Messrs. Merritt, McQuilkin, Nolan and Shay a discretionary grant of time-based RSUs in January 2013. The grants were made to bring compensation opportunity for these executives up to market levels of their positions in our peer group companies and to further align the interests of management and the shareholders. These special time-based RSU awards are not part of a regular ongoing program. As a result, the compensation committee recognizes that these discretionary time-based RSU grants to Messrs. Merritt, McQuilkin, Nolan and Shay, combined with the increased LTCP participation level for each NEO, results in 2013 Summary Compensation Table compensation totals that are noticeably higher than in prior years. The compensation committee believes that direct comparison of 2012 and 2013 compensation is not appropriate, and, instead, that the more meaningful comparison is to compare 2012 and 2013 compensation without the 2013 one-time discretionary RSU awards.

Pay for Performance

Our executive compensation programs are intended to align our executive officers’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals established by the compensation committee. These goals are established with the objective of improving the company’s performance and increasing stockholder value. Our NEOs’ total compensation is comprised of a mix of base salary, annual cash incentives (STIP), and long-term incentive compensation (LTCP and other equity awards). Consistent with our compensation philosophy, the actual compensation received by our NEOs will vary based on individual and corporate performance measured against annual and long-term performance goals. Additionally, because a large percentage of our NEOs’ pay is comprised of equity awards, the value of their pay increases and decreases with changes in our stock price. For 2013, approximately 78% of our CEO’s target compensation and close to 72%, on average, of the target compensation of our other NEOs was at risk and dependent upon the company’s performance (STIP + LTCP).

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Good Governance Practices and Policies:

The company strives to maintain good governance practices for the compensation of our executive officers, including our NEOs. Such practices include:

•	No Excise Tax Gross-Ups: All NEO/executives entered into revised employment contracts in 2013 that do not contain excise tax gross-up provisions. Excise tax gross-up provisions have been eliminated from all NEO/executive employment contracts.

•	Double-Trigger Change-in-Control Provisions: The amended and any new employment contracts entered into in 2013 contain double-trigger severance payout provisions (i.e., an executive must be terminated in connection with the change in control to receive any severance). Severance provisions that are triggered solely on a change in control have been eliminated from all employment contracts.

•	Stock Ownership Guidelines: Target stock ownership levels are set for the chief executive officer at five times base salary and for the other NEOs at two to three times the respective officer’s individual salary. Each NEO has met the applicable stock ownership requirements or is otherwise in compliance as described below under “Stock Ownership Guidelines.”

•	Minimal Perquisites: The company does not provide any perquisites to NEOs that its other senior managers do not receive.

•	Independent Consultant Benchmarking: The compensation committee works with an outside independent consultant to annually assess executive compensation programs.

•	Anti-Hedging Policy: No NEO may enter into any hedge of InterDigital stock.

•	Risk Mitigation: Compensation programs are reviewed with the compensation consultant on an annual basis to ensure plans do not create incentives that would put the company at risk of a material adverse effect.

•	Balanced Compensation Programs: Compensation programs are balanced to create a focus on short- and long-term results through a mix of fixed and variable pay.

•	Annual Incentives Are Capped: The company’s total STIP (annual incentive plan) pool is limited to two times the target amount, even if that performance would result in pay that exceeds the ranges established at the beginning of the year.

Results from 2013 Shareholder Advisory Vote on Executive Compensation

At the 2013 annual meeting of shareholders, we held an advisory vote to approve executive compensation, commonly known as “say on pay.” Approximately 94% of the votes cast approved the compensation of the company’s named executive officers as disclosed in our 2013 proxy statement. Although the vote was advisory, the compensation committee considered the strong support shown by these voting results in evaluating our executive compensation programs for 2014.

Factors Considered in Setting Compensation Amounts and Targets

In establishing compensation amounts and program targets for executives, the compensation committee seeks to provide compensation that is competitive in light of current market conditions and industry practices. Accordingly, the compensation committee annually reviews market data that is comprised of proxy-disclosed data from peer companies and information from nationally recognized published surveys for general and high-technology industry, adjusted for size. The market data helps the committee to gain perspective on the compensation levels and practices at the peer companies and to assess the relative competitiveness of the compensation paid to the company’s executives. The market data thus guides the compensation committee in its efforts to set executive compensation levels and program targets at competitive levels for comparable roles in the marketplace. The compensation committee then takes into account other factors, such as the importance of each executive officer’s role to the company, individual expertise, experience, and performance, retention concerns

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and relevant compensation trends in the marketplace, in making its final compensation determinations. The compensation committee’s general practice is to position the company’s target compensation amounts and opportunities at or near the market median while considering other relevant factors, as discussed above, in order to attract and retain talented leaders to serve as executives of the company.

For 2013, the compensation committee engaged Pearl Meyer to assist it with the process of identifying peer group companies and gathering information on its executive compensation levels and practices. After conducting a peer group review and reviewing market data from nationally recognized published surveys, as described above, in December 2012, Pearl Meyer presented a report to the compensation committee that included a revised peer group and publicly available information about the levels and targets for base salary, short-term incentive compensation, long-term incentive compensation and overall compensation for comparable executive-level positions at such peer group companies. The compensation committee reviewed the new peer group and peer group data and utilized such data in connection with its compensation decisions for 2013. The companies comprising the peer group, and their 2012 revenue and year-end market capitalization, were as follows:

	2012 Revenue ($M)		YE 2012 Market Value ($M)
Acacia Research Corporation	251		1,278
ACME Packet, Inc.	274		1,492
ADTRAN, Inc.	621		1,225
Alkemes Plc	543		2,443
ARM Holdings plc	577		17,410
Dolby Laboratories, Inc.	935		2,991
DTS Inc.	101		313
Elelixis Inc.	47		839
Immersion Corporation	32		187
Nuance Communications, Inc.	1,753		6,999
Rambus Inc.	234		540
Rovi Corporation	526		1,589
Silicon Image, Inc.	252		408
Synaptics Incorporated	539		987
Tessera Technologies, Inc.	210		859
Universal Display Corp.	83		1,192
InterDigital, Inc.	663		1,683
InterDigital Rank (percentile)	88	th	74	th

Role of Executive Officers in Determining Executive Compensation

The compensation committee determines the composition, structure and amount of all executive officer compensation and has final authority with respect to these compensation decisions. As part of the annual performance and compensation review for executive officers other than the chief executive officer, the committee considers the chief executive officer’s assessment of the other executive officers’ individual performances, including the identification of major individual accomplishments and any other recommendations of the chief executive officer with respect to their compensation. The chief executive officer also reports to the compensation committee on the company’s achievement of objectively measurable goals established under performance-based programs, based upon data related to achievement provided by the chief financial officer.

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Role and Independence of Advisors

As discussed above, the compensation committee engaged Pearl Meyer, an independent compensation consultant, to assist in developing and implementing the company’s 2013 executive compensation program. The compensation committee is responsible for selecting the consultant, negotiating the fees that are paid and determining the scope of the engagement. The compensation committee retained the compensation consultant to advise it and the rest of the board, as applicable, on matters related to the 2013 compensation of the company’s executive officers, including, but not limited to, peer group composition, benchmarking total direct compensation of the executives, and short- and long-term incentive plan design. Pearl Meyer provided the committee with advice only on executive compensation matters and the committee determined that the Pearl Meyer did not have any conflicts of interest.

Current Compensation

Base Salary

Base salary is the fixed element of an executive’s current cash compensation, which the company pays because it affords each executive the baseline financial security necessary for the executive to focus on his or her day-to-day responsibilities. Base salaries for the executives are set at competitive levels to attract and retain highly qualified and talented leaders. The compensation committee reviews and approves base salaries for the executives annually. Pearl Meyer did a comprehensive benchmarking analysis in late 2012. 2013 salary adjustments for our NEOs were based on consideration of each NEO’s position, scope of responsibility and importance to the company and his performance during 2012, as well as a review of the market data and a comparison of each NEO’s total compensation against that of the other executive officers in the company’s peer group. The changes below and the changes to the peer group placed the 2013 base salaries of the NEOs generally within +/- 5% of the median of the 2013 peer group. Set forth below are the 2012 and 2013 base salaries for our NEOs:

NEO	2012	2013
William J. Merritt	$550,000	$575,000
Richard J. Brezski	275,000	285,000
Scott A. McQuilkin	332,600	375,000
James J. Nolan	302,900	325,000
Lawrence F. Shay	387,000	410,000

The NEOs generally received increases from 4% to 7%; however, Mr. McQuilkin, Senior Executive Vice President, Innovation received a salary adjustment of close to 13% in recognition of the importance of his role within the company and his expanded scope of responsibility.

Short-Term Incentive Plan

The STIP annual incentive award is designed to reward the achievement of corporate goals and the individual accomplishments of the executives during each fiscal year. The compensation committee overhauled the company’s STIP in 2013 in order to create a stronger link between STIP payouts and overall company performance. In 2013, the company established a target annual “incentive pool” in an amount equal to the sum of individual target STIP payouts. This incentive pool was then funded at year end based on the level of achievement of objectively measurable company goals pre-established by the compensation committee. The compensation committee also established shared corporate goals for the company’s executives that factored in determining the executives’ individual payouts. The aggregate value of the STIP awards paid to the NEOs combined with the aggregate value of the STIP awards paid to the company’s other employees cannot be greater than the total funded incentive pool, as adjusted for actual corporate achievement.

For 2013, the objectively measurable company goals established by the compensation committee to fund the STIP incentive pool included generating normalized cash flow and patent licensing. The shared corporate goals for the company’s executives involved generating normalized cash flow, patent acquisitions, further development of

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new wireless technologies, enhancing the company’s intellectual property portfolio, patent sales, and engaging new customers or partners through the InterDigital Solutions and Innovation Partners groups. The specific goals, and the relative weights assigned to each, were as follows:

2013 STIP Company Performance Goals:

Goal	Description	Target Weight

Cash flow	Generate a specified dollar amount of normalized cash flow	50%
Patent licensing	End 2013 with a specified percentage of the terminal unit market under license	50%
TOTAL		100%

2013 STIP Shared Executive Corporate Performance Goals:

Goal	Description	Target Weight
Cash flow	Generate a specified dollar amount of normalized cash flow	40%
Patent acquisitions	Complete a certain number of patent acquisition transactions involving patents meeting certain criteria	15%
Technology development and enhancement	Generate or identify certain numbers of patented or potentially patentable contributions to current and emerging standards	15%
Patent sales	Complete sales of patents delivering a specified aggregate value	10%
InterDigital Solutions	Enter into a specified number of agreements through the InterDigital Solutions group	10%
Innovation Partners	Enter into a specified number of technology partnerships through the Innovation Partners group	10%
TOTAL		100%

For 2013, the company believed that cash flow and percentage of terminal unit market under license, given its business model, were the most accurate measures of performance. Additionally, the shared executive goals were intended to align the executive team around a key set of company performance objectives. These annual company and shared executive goals are generally structured to challenge and motivate executives, so that reasonable “stretch” performances would collectively yield a payout at or about 100% of target.

Actual funding of the incentive pool may range from a minimum of 25% to a maximum amount of 200% of the target based on these goals. A floor of 25% of the aggregate target was set because all employees of InterDigital are eligible to participate in this plan. However, any individual participant’s STIP payout is not guaranteed; the compensation committee can exercise negative discretion with respect to the executive officers. The actual STIP payout for the chief executive officer is based on achievement of the shared executive corporate goals (75%) and his individual performance (25%). The actual STIP award paid to all other executives is based on the achievement of the shared executive corporate goals (50%), his or her department’s achievement of goals (25%) and his or her individual performance (25%). The target STIP award for each of the company’s executives is set as a percentage of annual base salary. For 2013, the targets were 100% of base salary for Mr. Merritt, 60% of base salary for Messrs. McQuilkin and Shay and 50% of base salary for Messrs. Brezski and Nolan. These target percentages were set at or near the median of the market.

At the end of 2013, the chief executive officer reported to the compensation committee on the company’s achievement of the objectively measurable company goals set to fund the STIP incentive pool. The achievement with respect to the cash flow goal was slightly below target and achievement with respect to the patent licensing goal was slightly above target. Following consideration of the performance results, the compensation committee determined that the company achieved 100.5% of the 2013 established company goals and that it would not use its negative discretion to reduce the pool further.

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The chief executive officer also reported to the compensation committee on the achievement of the objectively measurable shared executive goals as well as provided his assessment of the performance with respect to the subjectively measured goals (departmental and individual executive officer) for the year. For 2013, the results with respect to the following shared executive goals were at or above target: patent acquisitions, technology development and enhancement, and customer/partner engagement through the InterDigital Solutions and Innovation Partners groups; however, the results with respect to generating cash flow and patent sales were below target. Following consideration of the performance results, the compensation committee determined that the achievement level with respect to the shared executive goals was 101%.

In determining the STIP payout to the chief executive officer for 2013, the compensation committee considered the recommendation of the chairman of the board, who is the primary liaison between the chief executive officer and the full board of directors, and reviewed the individual performance of the chief executive officer in 2013. For the other NEOs, the compensation committee reviewed the performance assessments provided by the chief executive officer and also considered its own direct interactions with each NEO. As noted above, 50% of an STIP award paid to an NEO is based on the achievement of the shared executive corporate goals, 25% is based on the performance of the department for which the NEO is responsible and the remaining 25% is based on individual performance; however, for the chief executive officer, 75% of the STIP award paid is based on the achievement of the shared executive corporate goals and 25% is based on individual performance. The STIP awards for 2013 paid to the NEOs in 2014 were entirely in cash. The Grants of Plan-Based Awards Table below reports the threshold, target and maximum potential STIP amounts for each NEO for 2013, and the Summary Compensation Table below reports the amounts actually earned by the NEOs for 2013 under the STIP. For 2013, the aggregate value of the STIP awards paid to the NEOs combined with the aggregate value of the STIP awards paid to the company’s remaining employees was not greater than the achieved incentive pool.

Long-Term Compensation

The LTCP was also amended and restated in January 2013 to provide the compensation committee the flexibility to set the program participation levels of each executive annually, to more closely reflect current market conditions, to add a stock option program and to provide management with more flexibility with non-executive grants in setting the participation levels and allocation among compensation components, which consist of time-based RSU awards, stock options and performance-based awards (in the form of cash or equity). In addition, the change-in-control provisions of the LTCP were amended to curtail, under certain circumstances, the accelerated vesting of equity awards upon a change in control of the company with no termination of employment.

The LTCP is designed to enhance retention efforts by incentivizing executives to remain with the company to drive the company’s long-term strategic plan. It currently consists of three components: (1) time-based RSUs, which provide retention benefits; (2) LTIP performance-based awards, which include performance-based RSUs, to not only provide retention benefits, but also to further align employee and shareholder interests by tying value to both business results and future stock price; and (3) stock option grants, which the compensation committee considers to be performance-based and an important form of long-term incentive compensation because they are only valuable if our stock price increases over time. As a result, our NEOs’ interests are directly linked to our long-term business objectives.

The goal of the LTIP is to challenge and motivate management to achieve a result that yields a payout at or about 100% of target for the LTIP component of the LTCP. 100% achievement of the corporate goal or goals results in a 100% payout of the associated target amounts. For each 1% change above or below 100% achievement, the actual award amount is adjusted by 2.5 percentage points, with a threshold payout of 50% of target and a maximum payout of 200% of target. Accordingly, for performance that falls below 80% achievement, no performance-based award would vest.

Under the LTCP as amended, the compensation committee determines annually the participation level and components of each executive’s LTCP award and approves each executive’s target LTCP award for each cycle. In January 2013, the compensation committee also decided to convert the performance-based awards granted

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under the LTIP component of Cycle 6 (2011-2013) and Cycle 7 (2012-2014) of the LTCP into performance-based RSUs, thereby tying the value of the awards more closely to the stock price and thus enhancing the alignment of our NEOs’ interests with those of our stockholders. The pre-approved goal or goals established by the compensation committee at the start of each cycle remained unchanged.

Cycle 8 (2013-2015)

For the cycle that covers the performance period that runs from January 1, 2013 through December 31, 2015 (“Cycle 8”), each NEO received 25% of his LTCP target in the form of time-based RSUs that vest in full on the third anniversary of the grant date. Each NEO also received 50% of his LTCP target in performance-based RSUs that vest based on the company’s achievement of pre-approved goals established by the compensation committee. Unvested time-based and performance-based RSUs accrue dividend equivalents, which are paid in the form of additional shares of stock at the time, and only to the extent, that the awards vest. The remaining 25% of the LTCP target was granted in stock options, which were incentive stock options to the extent possible, which vest ratably over three years and expire on the seventh anniversary of the award.

The target LTCP awards granted to the NEOs under Cycle 8 were as follows. Such target amounts are intended to reflect the relative influence and importance of each NEO’s role within the company.

NEO	Target
William J. Merritt	$1,500,000
Richard J. Brezski	500,000
Scott A. McQuilkin	750,000
James J. Nolan	600,000
Lawrence F. Shay	1,000,000

The objectives underlying the goals established for the LTIP under Cycle 8 are to drive the company’s strategic plan and complement the annual STIP performance goals for each of the three years covered by the cycle. The goals associated with Cycle 8 are to generate specified amounts of normalized cash flow over the performance period of the cycle.

Cycle 7 (2012-2014)

For the cycle that began on January 1, 2012 and runs through December 31, 2014 (“Cycle 7”), each NEO received 25% of his LTCP target in the form of time-based RSUs that vest in full on the third anniversary of the grant date. The remaining 75% of his LTCP target consists of an LTIP award paid based on the company’s achievement during the cycle of pre-approved goals established by the compensation committee. As noted above, on January 18, 2013, such LTIP awards were converted into performance-based RSUs, thereby tying the value of the awards more closely to the stock price and thus enhancing the alignment of our NEOs’ interests with those of our stockholders. (The pre-approved goals established by the compensation committee at the start of the cycle remained unchanged.) Unvested time-based and performance-based RSUs accrue dividend equivalents, which are paid in the form of additional shares of stock at the time, and only to the extent, that the awards vest.

The LTCP awards granted to the NEOs under Cycle 7 were as follows. Such target amounts were intended to reflect the relative influence and importance of each NEO’s role within the company.

NEO	Target
William J. Merritt	$875,000
Richard J. Brezski	190,291
Scott A. McQuilkin	332,600
James J. Nolan	272,610
Lawrence F. Shay	387,000

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The objectives underlying the goals established for the LTIP under Cycle 7 are to drive the company’s strategic plan and complement the annual STIP performance goals for each of the three years covered by the cycle. The goals associated with Cycle 7 are to generate specified amounts of normalized cash flow over the period of the cycle.

Cycle 6 (2011-2013)

For the cycle that began on January 1, 2011 and ran through December 31, 2013 (“Cycle 6”), the LTCP award structure was the same as the awards for Cycle 7 (i.e., 25% time-based RSUs and 75% LTIP). As noted above, on January 18, 2013, such LTIP awards were converted into performance-based RSUs, thereby tying the value of the award more closely to the stock price and thus enhancing the alignment of our NEOs’ interests with those of our stockholders. (The pre-approved goal established by the compensation committee at the start of the cycle remained unchanged.) Unvested time-based and performance-based RSUs accrue dividend equivalents, which are paid in the form of additional shares of stock at the time, and only to the extent, that the awards vest.

The target LTCP awards granted to the NEOs under Cycle 6 were as follows:

NEO	Target
William J. Merritt	$687,000
Richard J. Brezski	161,450
Scott A. McQuilkin	322,900
James J. Nolan	253,530
Lawrence F. Shay	351,900

As with Cycles 7 and 8, the goal associated with Cycle 6 was to generate a specified amount of normalized cash flow over the period of the cycle. After reviewing the company’s progress toward this goal as of December 31, 2013, the compensation committee determined the company’s goal achievement under Cycle 6 to be 88% and authorized payouts of the performance-based RSU awards at 71% of target.

Savings and Protection (401(k) and Nonqualified Deferred Compensation Plan)

The company’s Savings and Protection Plan (“401(k) Plan”) is a tax-qualified retirement savings plan pursuant to which employees, including executives, are able to contribute the lesser of 100% of their annual base salary or the annual limit prescribed by the Internal Revenue Service (“IRS”) on a pre-tax basis. The company provides a 50% matching contribution on the first 6% of an employee’s salary contributed to the 401(k) Plan, up to the cap mandated by the IRS. The company offers this benefit to encourage employees to save for retirement and to provide a tax-advantaged means for doing so.

In 2013, the company introduced a nonqualified deferred compensation plan to complement the 401(k) plan. As noted above, the IRS imposes limits on the amounts that an employee may contribute annually to a 401(k) plan account. The company’s nonqualified plan provides certain management and highly compensated employees, including the NEOs, with an opportunity to defer up to 40% of their base salary and up to 100% of their eligible STIP payment. Amounts deferred into the nonqualified plan are recordkeeping (notional) accounts and are not held in trust for the participants. Participants may hypothetically invest their notional accounts in the investment options available through the nonqualified plan (which currently are similar to those available under the 401(k) plan). The company matches up to 50% of the first six (6%) percent of the participant’s base salary, determined on a combined plan basis taking into account deferred amounts under both the nonqualified plan and the 401(k) Plan; these contributions will receive the investment performance of InterDigital common stock. Matching contributions are made once annually after the end of the year. Participants vest 1/3 in company matching contributions after one year of service, 2/3 after two years of service and fully after three years of service, a vesting schedule identical to the 401(k) Plan. For more information about the nonqualified deferred compensation plan, see “Nonqualified Deferred Compensation.”

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Employment Agreements

In March, 2013, the company entered into amended and restated employment agreements with each NEO. Among other modifications to the existing agreements, the revisions: (1) removed the Code Section 280G excise tax gross-up; (2) changed the employment term from indefinite to an initial term of two years; (3) updated the 2013 salary, targeted STIP and targeted LTCP awards for each of our NEOs, (4) removed the ability to receive severance upon resignation for any reason following a change in control (i.e., a “single-trigger” payment); and (5) updated the payments and benefits provided to NEOs upon certain qualifying terminations of employment, including those occurring on or within one year following a change in control.

The employment agreements provide severance payments and benefits upon certain qualifying terminations of employment, including upon termination of the NEO’s employment by the company without “Cause” or by the executive for “Good Reason,” and providing for enhanced payments and benefits if such termination occurs on or within one year after a “Change in Control” of the company, each as defined in the applicable Employment Agreement. For more information regarding the provisions governing these termination scenarios, see “Potential Payments upon Termination or Change in Control.”

Grant Practices

Prior to 2013, RSU awards under the LTCP were typically granted on the first day of each cycle or, if the participant joined the company during the first year of a cycle or was promoted during the first six months of a cycle, his or her date of hire or promotion, respectively. However, in 2013, the equity grants under the LTCP were made on January 18, 2013, upon adoption of the amended and restated LTCP by the compensation committee.

RSUs granted under LTCP are calculated as a target percentage of the participant’s base salary or, in the case of the executive officers, as a set dollar amount. The target or set dollar amount is then divided by the fair market value of the company’s common stock on the first business day prior to the award grant date to determine the number of RSUs to be granted.

From time to time, the compensation committee may, in its sole discretion, grant additional equity awards to executives, including the NEOs, outside of the LTCP and the other compensation programs described above. In approving such awards, the compensation committee may consider the specific circumstances of the grantee, including, but not limited to, promotion, expansion of responsibilities, exceptional achievement recognition and retention concerns. In 2013, the compensation committee granted the following awards to NEOs: 25,000 time-based RSUs to Mr. Merritt, 12,000 to Mr. McQuilkin, 9,000 to Mr. Nolan and 15,000 to Mr. Shay to bring compensation opportunity for these executives up to market levels of other peer group companies and to further align the interests of management and the shareholders. Shortly after these grants of discretionary RSU awards were made in January 2013, the company adopted a policy that all new hire and discretionary equity grants are to be made on the 15th day of the month.

The compensation committee believes that the grant procedures described above provide assurance that the grant timing does not take advantage of material nonpublic information.

Impact of Tax Treatment

Section 162(m) of the Code generally limits the company’s tax deduction for compensation paid to its chief executive officer and other NEOs (other than the chief financial officer) to $1 million per person in any tax year. Qualified performance-based compensation is not subject to the deduction limit if specified requirements are met. The compensation committee has considered the effects of Section 162(m) when implementing compensation plans and has taken into account whether preserving the tax deductibility of compensation paid to NEOs could impair the operation and effectiveness of the company’s compensation programs. The compensation committee’s intent is to maximize the tax deductibility when doing so does not impair the effectiveness of our

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compensation plans; however, it believes it is important to maintain flexibility to make adjustments, if necessary even if those modifications result in the compensation not being considered performance-based. Therefore, under certain circumstances, certain amounts paid to executives in excess of $1 million may not be deductible.

Stock Ownership Guidelines

To align further the interests of our executives with those of our shareholders, the company has established executive stock ownership guidelines. The chief executive officer’s target ownership level is an amount of company common stock with a value of at least five times his current annual base salary. The other NEOs are expected to own company stock with a value of at least a multiple of two (Messrs. Brezski and Nolan) or three (Messrs. McQuilkin and Shay) times their current annual base salary. Qualifying stock includes shares of common stock held outright or through the company’s 401(k) Plan, restricted stock and, on a pre-tax basis, unvested time-based RSUs. Any executive who has not reached or fails to maintain his or her target ownership level must retain at least 50% of any after-tax shares derived from vested RSUs or exercised options until his or her guideline is met. An executive may not make any disposition of shares that results in his or her holdings falling below the target level without the express approval of the compensation committee. As of March 31, 2014, all of the NEOs are in compliance with this policy, and all except Mr. Brezski (who only became subject to these guidelines with his promotion to Chief Financial Officer in May, 2012) had reached their target ownership levels.

Prohibition Against Hedging

The company’s insider trading policy prohibits directors, officers, employees and consultants of the company from engaging in any hedging transactions involving company stock.

Clawbacks

While the company does not currently maintain a compensation recovery, or clawback, policy beyond the requirements of Section 304 of Sarbanes-Oxley Act of 2002, the company plans to implement a clawback policy as required to fully comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act once final rules are adopted by the SEC and NASDAQ.

Compensation-Related Risk Assessment

We have assessed our employee compensation policies and practices and determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the company. In reaching this conclusion, the compensation committee considered all components of our compensation program and assessed any associated risks. The compensation committee also considered the various strategies and measures employed by the company that mitigate such risk, including: (i) the overall balance achieved through our use of a mix of cash and equity, annual and long-term incentives and time- and performance-based compensation; (ii) our use of multi-year vesting periods for equity grants; (iii) limits on the maximum goal achievement levels and overall payout amounts under the STIP and LTIP awards; (iv) the company’s adoption of and adherence to various compliance programs, including a code of ethics, a contract review and approval process and signature authority policy and a system of internal controls and procedures; and (v) the oversight exercised by the compensation committee over the performance metrics and results under the STIP and the LTCP. In addition, compensation programs are reviewed with Pearl Meyer, the compensation consultant, on an annual basis to ensure plans do not create incentives that would put the company at excessive risk. Based on the assessment described above, the compensation committee concluded that any risks associated with our compensation policies and practices were not reasonably likely to have a material adverse effect on the company.

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Summary Compensation Table

The following table contains information concerning compensation awarded to, earned by or paid to our NEOs in the last three years (except in the case of Mr. Brezski, who was first deemed an NEO in 2012 and for whom the table only includes information for 2012 and 2013). Our NEOs include: (i) William J. Merritt, our chief executive officer, (ii) Richard J. Brezski, our chief financial officer and (iii) Scott A. McQuilkin, James J. Nolan and Lawrence F. Shay, who are our three other most highly compensated executive officers in 2013 who were serving as executive officers of the company at December 31, 2013. Additional information regarding the items reflected in each column follows the table.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation (6)	Total ($)
William J. Merritt	2013	575,000	1,737,573	375,000	645,000	10,965	3,343,538
President and Chief	2012	550,000	206,260	—	1,110,000	8,190	1,874,450
Executive Officer	2011	550,000	171,890	—	469,700	8,040	1,199,630

Richard J. Brezski(1)	2013	285,000	163,459	125,000	156,000	8,046	737,505
Chief Financial Officer and Treasurer	2012	253,721	132,885	—	212,988	7,800	607,394

Scott A. McQuilkin	2013	375,000	838,881	187,500	271,000	8,046	1,680,427
Senior Executive Vice	2012	332,600	83,132	—	470,721	8,790	895,243
President, Innovation	2011	322,900	80,740	—	158,504	8,640	570,784

James J. Nolan	2013	325,000	642,766	150,000	167,000	8,046	1,292,812
Executive Vice President, Research & Development	2012	302,900	68,143	—	331,684	8,190	711,097
	2011	281,700	63,376	—	117,891	8,040	471,007

Lawrence F. Shay	2013	410,000	1,044,806	250,000	266,000	10,128	1,980,934
Executive Vice President, Intellectual Property, and Chief Intellectual Property Counsel	2012 2011	387,000 351,900	96,769 87,985	— —	526,041 175,159	8,190 8,040	1,018,000 623,084

(1)	Mr. Brezski was promoted to the position of Chief Financial Officer in May 2012, and he was not among the company’s NEOs in 2011.

(2)	Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for time-based RSU awards granted during the designated fiscal year. The assumptions used in valuing these awards are incorporated by reference to Notes 2 and 10 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2013. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees and directors is generally equal to the grant date fair value of the awards and is recognized over the vesting periods applicable to the awards.

(3)	Amounts reported for 2013 also reflect the value at the grant date of performance-based RSUs granted in 2013 based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in valuing these awards are incorporated by reference to Notes 2 and 10 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2013. As discussed above in Compensation Discussion and Analysis, on January 18, 2013, the company granted performance-based RSU awards to its NEOs for Cycles 6, 7 and 8 under the LTIP of the LTCP. As of the date of grant, the company believed that the performance thresholds most likely to be achieved under the grants for Cycles 6, 7 and 8 were 50%, 0% and 0%, respectively. Accordingly, the amounts reported above reflect only the value of the performance-based RSUs granted for Cycle 6, at 50% of their total grant date value.

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The following table sets forth the grant date fair value of the performance-based RSUs granted to the NEOs in 2013 assuming that the highest level of performance conditions will be achieved and the grants vest at their maximum level, which in the case of each cycle is 200%:

NEO	Maximum Value Performance-Based RSU Awards Cycle 6 ($)(a)	Maximum Value Performance-Based RSU Awards Cycle 7 ($)	Maximum Value Performance-Based RSU Awards Cycle 8 ($)	Maximum Value Total Performance-Based RSU Awards ($)
William J. Merritt	1,031,306	1,237,585	1,500,074	3,768,965
Richard J. Brezski	153,781	311,540	500,054	965,375
Scott A. McQuilkin	484,411	498,905	750,081	1,733,397
James J. Nolan	380,299	408,934	600,012	1,389,245
Lawrence F. Shay	527,894	580,568	1,000,020	2,108,482

(a)	As discussed above in Compensation Discussion and Analysis, based on the actual level of performance conditions achieved for Cycle 6 (which began on January 1, 2011 and ended December 31, 2013), only 71% of each NEO’s target performance-based RSU award vested on January 1, 2014.

(4)	Amounts reported reflect the value recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. For fiscal 2013, the weighted-average assumptions underlying the valuation of the stock options under the Black-Scholes option pricing model are as follows: expected life of 4.5 years; volatility of 46.77%; a risk-free interest rate of .72%; and a dividend yield of .905%.

(5)	Amounts reported for fiscal 2013 include the value of payouts earned under the company’s STIP. Amounts reported for fiscal 2012 include the value of payouts earned under the company’s STIP and cash payouts earned pursuant to Cycle 5 under the LTIP of the LTCP (which cycle began on January 1, 2010 and ended December 31, 2012). Amounts reported for fiscal 2011 include the value of payouts earned under the company’s STIP.

(6)	The following table details each component of the “All Other Compensation” column in the Summary Compensation Table for fiscal 2013:

NEO	401(k) Plan Matching Contributions ($)(a)	Life Insurance Premiums ($)(b)	Deferred Compensation Plan Matching Contributions ($)(c)	Total ($)
William J. Merritt	7,650	396	2,919	10,965
Richard J. Brezski	7,650	396	—	8,046
Scott A. McQuilkin	7,650	396	—	8,046
James J. Nolan	7,650	396	—	8,046
Lawrence F. Shay	7,650	396	2,082	10,128

(a)	Amounts represent company matching contributions to all employees, including the NEOs, on 50% of the first 6% of the employee’s salary contributed to the 401(k) Plan in fiscal 2013, up to the maximum amount permitted by the Internal Revenue Service.

(b)	Amounts represent premium amounts paid by the company for group term life insurance for the benefit of each NEO.

(c)	Amounts represent company matching contributions made pursuant to the company’s nonqualified deferred compensation plan for NEO contributions in 2013. For more information, see “Nonqualified Deferred Compensation.”

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Grants of Plan-Based Awards in 2013

The following table summarizes the grants of (i) cash awards under the STIP (STIP), (ii) options (OPT) and time-based RSU awards (TRSU) under Cycle 8 of the LTCP, (iii) performance-based RSU LTIP awards under Cycle 8 of the LTCP (PSU8), (iv) performance-based RSU LTIP awards under Cycle 7 of the LTCP (PSU7), (v) performance-based RSU LTIP awards under Cycle 6 of the LTCP (PSU6) and (vi) discretionary time-based RSU awards (DRSU) under the company’s 2009 Stock Incentive Plan, each made to the NEOs during the year ended December 31, 2013. Each of these types of awards is discussed in “Compensation Discussion and Analysis” above.

Name	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William J. Merritt	STIP		143,750	575,000	1,150,000
	OPT	1/18/2013								22,085	44.19	375,000
	TRSU	1/18/2013							8,486			374,996
	PSU8	1/18/2013				8,487	16,973	33,946				0
	PSU7	1/18/2013				7,002	14,003	28,006				0
	PSU6	1/18/2013				5,835	11,669	23,338				257,827
	DRSU(4)	1/18/2013							25,000			1,104,750

Richard J. Brezski	STIP		35,625	142,500	285,000
	OPT	1/18/2013								7,362	44.19	125,000
	TRSU	1/18/2013							2,829			125,014
	PSU8	1/18/2013				2,829	5,658	11,316				0
	PSU7	1/18/2013				1,763	3,525	7,050				0
	PSU6	1/18/2013				870	1,740	3,480				38,445

Scott A. McQuilkin	STIP		56,250	225,000	450,000
	OPT	1/18/2013								11,042	44.19	187,500
	TRSU	1/18/2013							4,243			187,498
	PSU8	1/18/2013				4,244	8,487	16,974				0
	PSU7	1/18/2013				2,823	5,645	11,290				0
	PSU6	1/18/2013				2,741	5,481	10,962				121,103
	DRSU(4)	1/18/2013							12,000			530,280

James J. Nolan	STIP		40,625	162,500	325,000
	OPT	1/18/2013								8,834	44.19	150,000
	TRSU	1/18/2013							3,394			149,981
	PSU8	1/18/2013				3,395	6,789	13,578				0
	PSU7	1/18/2013				2,314	4,627	9,254				0
	PSU6	1/18/2013				2,152	4,303	8,606				95,075
	DRSU(4)	1/18/2013							9,000			397,710

Lawrence F. Shay	STIP		61,500	246,000	492,000
	OPT	1/18/2013								14,723	44.19	250,000
	TRSU	1/18/2013							5,657			249,983
	PSU8	1/18/2013				5,658	11,315	22,630				0
	PSU7	1/18/2013				3,285	6,569	13,138				0
	PSU6	1/18/2013				2,987	5,973	11,946				131,973
	DRSU(4)	1/18/2013							15,000			662,850

(1)	Amounts reported represent the potential threshold, target and maximum payouts the NEO could have earned pursuant to the STIP for fiscal 2013. Actual payouts could have ranged from a minimum of 25% to a maximum amount of 200% of the targeted payout. For all NEOs, the actual amount earned for fiscal 2013, which was paid in 2014 and is reported in the Summary Compensation Table above, was based on the company’s achievement of the 2013 corporate and shared executive goals established by the compensation committee in March 2013 and the individual performance of the NEO during 2013.

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(2)	Amounts reported represent the potential threshold, target and maximum performance-based RSUs the NEO could earn pursuant to his or her performance-based RSU LTIP award under Cycles 6, 7 and 8 of the LTCP, respectively. 100% achievement of the performance goal or goals results in a 100% payout of the associated target amounts. For each 1% change above or below 100% achievement, the actual award amount is adjusted by 2.5 percentage points, with a threshold payout of 50% of target and a maximum payout of 200% of target. Accordingly, for performance that falls below 80% achievement, no performance-based RSUs would vest.

(3)	Grant date fair value of RSU awards is determined in accordance with FASB ASC Topic 718. The TRSU awards granted in 2013 are scheduled to vest in full on January 1, 2016. Amounts reported for option grants reflect the value recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. For fiscal 2013, the weighted-average assumptions underlying the valuation of the stock options under the Black-Scholes option pricing model are as follows: expected life of expected life of 4.5 years; volatility of 46.77%; a risk-free interest rate of .72%; and a dividend yield of .905%. Amounts reported for performance-based RSUs is based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. As of the date of grant, the company believed that the performance thresholds most likely to be achieved under the grants for Cycles 6, 7 and 8 were 50%, 0% and 0%, respectively.

(4)	Amount reported represents a discretionary grant of time-based RSUs awarded to bring compensation opportunity for the NEO up to market levels of other peer group companies and to further align the interests of management and the shareholders.

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Outstanding Equity Awards at 2013 Fiscal Year End

The following table sets forth information concerning outstanding option and stock awards of the NEOs as of December 31, 2013.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
William J. Merritt	1/01/11						4,414	130,192
	1/01/12						5,023	148,150
	1/18/13	—	22,085	—	44.19	1/18/20
	1/18/13						8,552	252,205
	1/18/13(6)								17,105	504,440
	1/18/13(7)								14,112	416,171
	1/18/13(8)								11,760	346,804
	1/18/13(9)						16,797	495,345

Richard J. Brezski	1/01/11						657	19,396
	1/01/12						654	19,309
	5/09/12(10)						976	28,810
	5/09/12(11)						1,055	31,113
	1/18/13	—	7,362	—	44.19	1/18/20
	1/18/13						2,851	84,078
	1/18/13(6)								5,702	168,156
	1/18/13(7)								3,552	104,763
	1/18/13(8)								1,753	51,713

Scott A. McQuilkin	1/01/11						2,073	61,154
	1/01/12						2,024	59,711
	1/18/13	—	11,042	—	44.19	1/18/20
	1/18/13						4,276	126,102
	1/18/13(6)								8,553	252,235
	1/18/13(7)								5,689	167,770
	1/18/13(8)								5,523	162,896
	1/18/13(9)						8,062	237,761

James J. Nolan	1/01/11						1,627	48,002
	1/01/12						1,659	48,945
	1/18/13	—	8,834	—	44.19	1/18/20
	1/18/13						3,420	100,870
	1/18/13(6)								6,841	201,770
	1/18/13(7)								4,663	137,515
	1/18/13(8)								4,336	127,886
	1/18/13(9)						6,046	178,321

Lawrence F. Shay	1/01/11						2,259	66,641
	1/01/12						2,356	69,506
	1/18/13	—	14,723	—	44.19	1/18/20
	1/18/13						5,701	168,127
	1/18/13(6)								11,403	336,283
	1/18/13(7)								6,620	195,231
	1/18/13(8)								6,019	177,518
	1/18/13(9)						10,078	297,201

(1)	Amounts reported represent awards of options granted pursuant to Cycle 8 under the LTCP. All options vest annually, in three equal installments, beginning on the first anniversary of the grant date.

(2)

Amounts reported represent awards of time-based RSUs (including dividend equivalents accrued). All awards made on January 1, 2011 are time-based RSUs granted pursuant to Cycle 6 under the LTCP and vested in full on

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January 1, 2014. All awards made on January 1, 2012 are time-based RSUs granted pursuant to Cycle 7 under the LTCP and are scheduled to vest in full on January 1, 2015. Unless otherwise indicated, all awards made on January 18, 2013 are time-based RSUs granted pursuant to Cycle 7 under the LTCP and are scheduled to vest in full on January 1, 2016.

(3)	Values reported were determined by multiplying the number of unvested time-based RSUs by $29.49, the closing price of our common stock on December 31, 2013, the last trading day in 2013 (plus cash in lieu of a fractional share).

(4)	Amounts reported were based on target performance measures and represent awards of performance-based RSUs made pursuant to the LTIP under the LTCP.

(5)	Values reported were based on target performance measures and determined by multiplying the number of unvested performance-based RSUs by $29.49, the closing price of our common stock on December 31, 2013, the last trading day in 2013 (plus cash in lieu of a fractional share).

(6)	Performance-based RSU award granted pursuant to LTIP Cycle 8 under the LTCP, which is scheduled to vest on January 18, 2016 provided that the compensation committee has determined that the threshold level of performance has been achieved with respect to the goals associated with the cycle.

(7)	Performance-based RSU award granted pursuant to LTIP Cycle 7 under the LTCP, which is scheduled to vest on January 1, 2015 provided that the compensation committee has determined that the threshold level of performance has been achieved with respect to the goals associated with the cycle.

(8)	Performance-based RSU award granted pursuant to LTIP Cycle 6 under the LTCP, which was scheduled to vest on January 1, 2014 provided that the compensation committee determined that the threshold level of performance had been achieved with respect to the goal associated with the cycle. As discussed above in “Compensation Discussion and Analysis,” the compensation committee determined that an achievement level of 88% had been met with respect to the goal for this cycle, resulting in a payout of 71% of the target performance-based RSU award (plus the proportionate number of dividend equivalents accrued) on January 1, 2014.

(9)	Amount reported represents a discretionary grant of time-based RSUs (including dividend equivalents accrued) awarded to bring compensation opportunity for the NEO up to market levels of other peer group companies and to further align the interests of management and the shareholders.

(10)	Amount reported represents an additional award of time-based RSUs (including dividend equivalents accrued) granted pursuant to Cycle 7 under the LTCP, scheduled to vest in full on January 1, 2015. Because Mr. Brezski was promoted in the first half of the first year of the cycle, his participation in the cycle was increased pursuant to the terms of the LTCP.

(11)	Amount reported represents a discretionary grant of time-based RSUs (including dividend equivalents accrued) awarded in connection with a promotion, which is scheduled to vest annually, in three equal installments, beginning on the grant date.

Option Exercises and Stock Vested in 2013

The following table sets forth information, on an aggregated basis, concerning stock options exercised and stock awards vested during 2013 for the NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
William J. Merritt	—	—	13,163	566,723
Richard J. Brezski	—	—	1,834	81,284
Scott A. McQuilkin	—	—	6,475	278,489
James J. Nolan	—	—	4,934	212,061
Lawrence F. Shay	—	—	7,647	329,743

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(1)	Includes dividend equivalents accrued and paid out in additional shares of common stock upon the vesting of the underlying awards.

(2)	Amounts reported represent the total pre-tax value realized upon the vesting of RSUs (number of shares vested times the closing price of our common stock on the vesting date) plus cash in lieu of a fractional share.

Nonqualified Deferred Compensation

In 2013, the company implemented a nonqualified deferred compensation plan (the “deferred compensation plan”) to complement the 401(k) Plan. As noted above, the IRS imposes limits on the amounts that an employee may contribute annually to a 401(k) plan account. The deferred compensation plan provides the company’s directors and certain designated highly compensated employees, including the NEOs, with an opportunity to set aside additional compensation for their retirement. The deferred compensation plan became effective as of June 12, 2013; the initial plan year commenced on June 12, 2013 and ended on December 31, 2013, and, thereafter, each plan year will be from January 1 to December 31. Pursuant to the terms of the deferred compensation plan, each eligible employee, including each NEO, may to elect to defer salary, STIP payouts and certain other compensation, if applicable, and non-management members of the board of directors may elect to defer board fees, in each case on a pre-tax basis and up to a maximum amount selected by the compensation committee.

An employee participant or director may allocate deferrals to one or more deemed investments under the deferred compensation plan. The amount of earnings (or losses) that accrue to a participant’s account attributable to deferrals depends on the performance of investment alternatives selected by the participant. The deemed investment options are currently similar to those available under the 401(k) Plan. However, a participant’s election of investment alternatives as measuring devices for determining the value of a participant’s account does not represent actual ownership of, or any ownership rights in or to, the investments to which the investment alternatives refer, nor is the company in any way bound or directed to make actual investments corresponding to such deemed investments.

The company will not make any matching or discretionary contributions to the accounts of directors. However, the company may, but is not required to, make matching or discretionary contributions, in cash or company common stock, to the accounts of employee participants. Any such company contributions are subject to a vesting schedule as determined by the compensation committee. The specific terms for each plan year, including eligible compensation, minimum and maximum deferral amounts (by percentage of compensation) and matching terms, are determined on an annual basis by the compensation committee.

Employee participant and director account payment obligations are payable in cash on a date or dates selected by the employee participant or director or upon certain specified events such as termination of employment, death or disability, subject to change in certain specified circumstances. An employee participant or director may elect to defer to a single lump-sum payment of his or her account, or may elect payments over time.

For the 2013 plan year, eligible employees could elect to defer 10%, 20%, 30% or 40% of their base salary and 25%, 50%, 75% or 100% of their STIP. Matching contributions are determined on a combined plan basis taking into account deferred amounts under both the 401(k) Plan and the deferred compensation plan. Because this was the first plan year of the deferred compensation plan, deferral elections had to be made by July 1, 2013 and only compensation earned for the last six months of 2013 was eligible for deferral. For 2013, a participant’s combined match for the 401(k) and deferred compensation plan was 50% of the combined deferrals up to 6% of the participant’s base salary. Matching contributions will be deemed to be notionally invested in the InterDigital Stock Fund and are not eligible for transfer to other investment options. Matching contributions vest ratably based on years of service of the participant over three years in one-third increments, with the first vesting occurring after one year of service. Each NEO had at least three years of service with the company prior to the adoption of this plan; therefore, all will be immediately and fully vested in any matching contributions.

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The following table sets forth the relevant information regarding the deferred compensation plan for 2013.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
William J. Merritt	97,308	2,919	3,160	—	103,387
Richard J. Brezski	—	—	—	—	—
Scott A. McQuilkin	—	—	—	—	—
James J. Nolan	—	—	—	—	—
Lawrence F. Shay	69,385	2,082	2,535	—	74,002

(1)	For Messrs. Merritt and Shay, amounts are included in the “Salary” column of the Summary Compensation Table for fiscal 2013. The payouts of the 2013 STIP were not made until 2014; as a result, any deferrals of 2013 STIP amounts are not reflected in this column.

(2)	For the 2013 plan year, the company agreed to match deferrals up to 50% of the first 6% of the participant’s base salary, determined on a combined plan basis taking into account deferred amounts under both the 401(k) Plan and the deferred compensation plan during the 2013 calendar year. The amounts disclosed in this column reflect matching contributions (made by the company in 2014) for 2013 salary deferrals and are included in the “All Other Compensation” column of the Summary Compensation Table for fiscal 2013. Because the 2013 STIP payments were made in 2014, the 2013 STIP deferrals are considered 2014 contributions and will be matched after year-end 2014.

(3)	The company does not pay guaranteed, above-market or preferential earnings on deferred compensation; therefore, the amounts in this column are not included in the Summary Compensation Table. Balances include earnings credited to the NEO’s account from notional investment alternatives elected by the NEO from alternatives that are similar to those available to participants in the 401(k) Plan. Because the 2013 STIP payouts were not made until 2014, there were no 2013 earnings associated with the 2013 STIP deferral amounts.

(4)	Aggregate balance consists of employee contributions made in 2013, company matching contributions made for 2013 and notional investment earnings in 2013. The deferred compensation plan was newly implemented in 2013; therefore, there are no amounts included that were reported as compensation to any NEO in any previous years.

Potential Payments upon Termination or Change in Control

Employment Agreements

As discussed above in “Compensation Discussion and Analysis,” in 2013, each NEO entered into an amended and restated employment agreement with the company that provides for severance pay and benefits, among other things, in certain events of termination of employment, as described below.

Time-Based RSU, LTIP, Option and STIP Awards

If on December 31, 2013 the NEO’s employment terminated due to disability or death or the NEO was terminated by the company without cause (as described below) or, only with respect only to awards granted prior to January 2013, if the NEO had retired, the NEO would have been entitled to pro-rata vesting of all time-based RSUs, including time-based RSUs granted under the LTCP. For time-based RSU awards, the pro-rata portion of each grant is determined by multiplying the total number of RSUs by a fraction equal to the number of company payroll periods during the vesting period for which the NEO was employed by the total number of payroll periods during the vesting period.

If the NEO’s employment terminated for any reason during the first or second year of an LTCP cycle, the NEO would have forfeited eligibility to receive any LTIP payout of performance-based RSUs under that cycle. If, however, the NEO’s employment terminated during the third year of a cycle in the event of disability or death

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or termination by the company without cause, the NEO would have been eligible to earn a pro-rata portion of his performance-based RSU LTIP award. For LTIP awards, the pro-rated amount is determined by multiplying the number of RSUs that would otherwise have vested (based on actual performance over the performance period) by a fraction equal to the portion of the vesting period that had transpired prior to the cessation of employment.

If the NEO was terminated by the company without cause, the NEO would have been entitled to pro-rata vesting of options granted under the LTCP Option Program. The pro-rata portion of each option grant is determined by multiplying the total number of options by a fraction equal to the number of company payroll periods during the vesting period for which the NEO was employed by the total number of payroll periods during the vesting period.

Pursuant to the terms of the STIP, which require an employee to be working actively at the time of the payout, the NEO generally would not have been eligible to receive a payout under the plan in the event of a termination as of year end, because payments under the STIP are made after year end. However, pursuant to the terms of their respective employment agreements, in the event of his termination without “cause” or his resignation for “good reason,” in each case, on or within one year following a “change in control” of the company, Messrs. Merritt, McQuilkin and Shay each would have been entitled to receive an amount equal to 200% of his target payout under the STIP and Messrs. Brezski and Nolan each would have been entitled to receive an amount equal to 100% of his target payout under the STIP.

Pursuant to the terms of the LTCP and STIP, the NEO forfeits any rights under the LTCP and STIP if his or her employment terminates for cause.

Any rights that the NEOs had as of December 31, 2013 under these plans in connection with other termination scenarios are discussed below in connection with the relevant scenario.

Deferred Compensation

If on December 31, 2013 the NEO’s employment terminated due to retirement or disability or the NEO voluntarily terminated his employment with the company with or without good reason, the NEO would have received a distribution of his deferred amounts under the deferred compensation plan, including the vested portion of any company matching or discretionary contributions, in accordance with the NEO’s applicable distribution elections. In the event of a termination due to death, the NEO would have received the balance of his deferred compensation account in a lump sum as soon as administratively practicable, or if the NEO so elected, within two months of the calendar year following his death. In the event the NEO was terminated by the company with or without cause, the NEO would have received the balance of his deferred compensation account in a lump sum within 90 days of the date of termination. In the event of a change in control, as defined by the deferred compensation plan, the NEO would have received a distribution of his account balance in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

Termination Scenarios

The following is a discussion of the various termination scenarios that would require us to pay severance and other benefits to the NEOs. Unless different treatment is indicated below, please see “Time-Based RSU, LTCP, Option and STIP Awards” above for the treatment of the LCTP and STIP awards upon termination under each of the following termination scenarios.

Termination Due to Retirement

The company’s retirement eligibility age is 70. For purposes of determining eligibility, the company employs a formula that sums the employee’s years of service and age. For each of the NEOs, successfully meeting this eligibility requirement and voluntarily retiring causes the vesting, on a pro-rata basis, of all unvested time-based RSU awards granted prior to January 2013.

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Termination Due to Death

In the event of the termination of an NEO’s employment due to death, the company will pay to the NEO’s executors, legal representatives or administrators an amount equal to the accrued but unpaid portion of the NEO’s base salary. The NEO’s executors, legal representatives or administrators will be entitled to receive the payment prescribed under any death or disability benefits plan in which the NEO is a participant as our employee, and to exercise any rights afforded under any compensation or benefit plan then in effect.

Termination for Cause

Pursuant to the terms of the NEO employment agreements, the company could have terminated the employment of any NEO at any time for “cause” which is generally defined in the employment agreements to include: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the NEO with respect to the NEO’s obligations or otherwise relating to the business of the company; (b) the NEO’s material breach of his employment agreement or the company’s nondisclosure and assignment of ideas agreement; (c) the NEO’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, any felony, or any crime of moral turpitude; or (d) the NEO’s willful neglect of duties as determined in the sole and exclusive discretion of the board. In the event of such a termination, the NEO would have been entitled to receive any unpaid base salary, prorated to the date of termination, and any accrued but unused paid time off as of the date of the termination (together, the “Standard Entitlements”).

Termination Without Cause

Pursuant to the terms of the NEO employment agreements, the company could have terminated the employment of any NEO at any time, for any reason, without cause upon 30 days prior written notice to the NEO. In the event of a termination without cause, the NEO would have been entitled to receive the Standard Entitlements. In addition, provided he executed a separation agreement (which included, among other things, a broad release of all claims against the company and a non-disparagement provision) (a “Separation Agreement”), the NEO would have been entitled to receive: (i) severance in an amount equal to one and a half times his base salary then in effect (in the case of Mr. Merritt, two and a half times his base salary then in effect) paid over a period of twelve months (eighteen months in the case of Mr. Merritt) commencing 60 days after his date of termination; (ii) health coverage on terms and conditions comparable to those most recently provided to him for the period of one year (18 months in the case of Mr. Merritt) commencing upon the date of termination; and (iii) outplacement services in an amount not to exceed $10,000, paid by the company directly to the entity providing such services.

Termination by the NEO

Pursuant to the terms of the NEO employment agreements, each NEO could have terminated his employment with us at any time for “good reason,” which means the NEO’s resignation of employment with the company followed the occurrence of one or more of the following, in each case without the NEO’s consent: (i) a material diminution in the NEO’s base salary or in the NEO’s target bonus opportunity under the STIP as in effect for the year in which the termination occurs; (ii) a material diminution in the NEO’s title, authority, duties or responsibilities; (iii) a material failure to comply with the compensation provision of the NEO’s employment agreement; (iv) relocation of the NEO’s primary office more than 50 miles from the NEO’s current office; or (v) any other action or inaction that constitutes a material breach by the company of the employment agreement or the company’s nondisclosure and assignment of ideas agreement. In the event that the NEO terminated his employment for good reason, the NEO would have been entitled to receive the Standard Entitlements. In addition, provided he executed a Separation Agreement, the NEO would have been entitled to receive: (i) severance in an amount equal to one and a half times his base salary then in effect (in the case of Mr. Merritt, two and a half times his base salary then in effect) paid over a period of eighteen months; (ii) health coverage on terms and conditions comparable to those most recently provided to him for the period of one year (18 months in the case of Mr. Merritt) commencing upon the date of termination; and (iii) outplacement services in an amount not to exceed $10,000, paid by the company directly to the entity providing such services.

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In addition, pursuant to the terms of the employment agreements, each NEO could have terminated his employment with us without good reason, provided that the date of termination was at least 30 days after the date he gave written notice of the termination to the company. In the event that the NEO terminated his employment without good reason, he would have been entitled to receive the Standard Entitlements.

Termination Following a Change in Control

Pursuant to the terms of the NEO employment agreements, if the company terminated an NEO other than for cause or such NEO terminated his employment with us for good reason, in each case within one year following a change in control of the company, he would have been entitled to receive the Standard Entitlements. In addition, provided that he executed a Separation Agreement, the NEO would have been entitled to (i) severance in an amount equal to (a) for Messrs. Merritt, McQuilkin and Shay, two times the sum of his base salary and target bonus under the STIP then in effect and (b) for Messrs. Brezski and Nolan, two times the base salary then in effect and one times the bonus target under the STIP then in effect, in each case, paid in a lump sum 60 days after his date of termination; (ii) an amount equal to the cost of continued health coverage on terms and conditions comparable to those most recently provided to him for the period of twenty-four months, paid in a lump sum and (iii) outplacement services in an amount not to exceed $10,000, paid by the company directly to the entity providing such services.

For this purpose, under the NEO employment agreements, “change in control” of the company generally means the acquisition (including by merger or consolidation, or by our issuance of securities) by one or more persons, in one transaction or a series of related transactions, of more than 50% of the voting power represented by our outstanding stock on the date of the NEO’s employment agreement, or a sale of substantially all of our assets.

If the company terminated an NEO other than for cause or such NEO terminated his employment with us for good reason, in each case within one year following a change in control of the company, (i) the NEO would have been entitled to the early vesting of all outstanding performance-based RSU LTIP awards at target, (ii) all stock options granted under the LTCP would have become fully vested and (iii) all time-based RSUs (whether granted as an LTCP, promotion, new hire or other discretionary award) would have become fully vested.

Change in Control without Termination

For outstanding time-based RSU awards granted prior to 2013, the occurrence of a change in control would have caused all such unvested time-based RSUs (whether granted as an LTCP, promotion, new hire or other discretionary award) to vest immediately in full. This would occur without regard to whether the NEO remains employed at the company after the change in control. In addition, with regard to performance-based RSUs, in the event of a change in control, each outstanding award will be deemed to have been earned at target as of the effective date of the change in control; however, the award will remain subject to any employment-based vesting conditions.

Post-Termination Obligations

Each of the NEOs is bound by certain confidentiality obligations, which extend indefinitely, and, pursuant to the terms of their employment agreements by certain non-competition and non-solicitation covenants (i) for a period of (a) one year for Mr. Merritt following termination of employment by the company for any reason or resignation by the NEO for any reason, and (b) for a period up to a maximum of one year for all other NEOs, depending on the nature of termination and whether the company pays severance to the NEO following termination; or (ii) two years following termination of employment by the company without cause or resignation by the NEO for good reason, in each case, on or within twelve months after a change in control. In addition, each of the NEOs is bound by certain covenants protecting our right, title and interest in and to certain intellectual property that either has been or is being developed or created in whole or in part by the NEO.

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Taxes

In the event that the payments made to each NEO upon termination constitute “parachute payments” pursuant to Section 280G of the Code, the NEO employment agreements provide that either (i) the payments will be reduced to such lesser amount that would result in no amount being subject to excise tax or (ii) the payments will be made in full, whichever produces the larger after-tax net benefit to the NEO. The employment agreements do not provide for an excise tax “gross-up.”

Term of Employment

Each employment agreement with our NEOs provides for an initial employment term of two years, which term will automatically renew for additional successive one-year periods (unless either party provides notice of non-renewal at least 90 days before the expiration of the term (as extended by any renewal period). In the event that a change in control occurs at any time during the term, then the term shall extend for an additional year and 90 days from the date of the change in control, provided such extension serves to lengthen the term that would otherwise have been in place.

Potential Payments upon Termination or Change in Control

The following tables reflect the amount of compensation payable to each NEO pursuant to their employment agreements, as well as pursuant to the terms of their LTCP awards, the STIP and the deferred compensation plan, upon: (i) termination due to disability, (ii) retirement, (iii) death, (iv) termination without cause, (v) termination by the NEO for good reason, (vi) termination upon a change in control of the company (by the company without cause or by the NEO for good reason) within one year of a change in control and (vii) change in control of the company without a termination. The amounts shown assume that the termination (or the change in control in the case of (vii)) was effective as of December 31, 2013, the last business day of 2013, and the price per share used to calculate the value of the company’s stock awards was $29.49, the per share closing market price of our common stock as of that date. The amounts reflected are estimates of the amounts that would have been paid out to the NEOs upon their termination. In addition, note that the tables below do not take into account the cutback provision described above under “Termination Scenarios — Taxes;” as a result, the actual amounts paid out could be lower than what is presented. The actual amounts to be paid out can be determined only at the time the events described above actually occur.

William J. Merritt

Assuming the following events occurred on December 31, 2013, Mr. Merritt’s payments and benefits have an estimated value of:

	Severance ($)		Long-Term Compensation Plan ($)		Value of Other RSUs Subject to Acceleration ($)		Deferred Compensation ($)(9)	Payments under Executive Life Insurance Program ($)(10)	Payments under Executive Long-Term Disability Program ($)(11)	Welfare Benefits ($)		Out- placement Services ($)(14)
Disability	—		554,734	(3)	158,765	(7)	103,387	—	20,000	—		—
Retirement	—		227,668	(4)	—		103,387	—	—	—		—
Death	—		554,734	(3)	158,765	(7)	103,387	300,000	—	—		—
Without Cause	1,437,500	(1)	554,734	(3)	158,765	(7)	103,387	—	—	15,175	(12)	10,000
Voluntary Resignation for Good Reason	1,437,500	(1)	—		—		103,387	—	—	15,175	(12)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Merritt for Good Reason, within 1 year)	2,300,000	(2)	1,697,388	(5)	495,345	(8)	103,387	—	—	20,233	(13)	10,000
Change in Control (Without Termination)	—		278,342	(6)	—		103,387	—	—	—		—

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(1)	This amount represents severance equal to two and a half times Mr. Merritt’s base salary of $575,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 18 months after the date of his termination.

(2)	This amount represents severance equal to two times the sum of Mr. Merritt’s base salary of $575,000 and target 2013 STIP payout of $575,000. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)	This amount represents the value, at December 31, 2013, of Mr. Merritt’s time-based RSUs and performance-based RSU LTIP award granted under Cycle 6, time-based RSUs granted under Cycle 7 and time-based RSUs granted under Cycle 8 that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the LTCP, Mr. Merritt would forfeit eligibility to receive any LTIP payout under Cycles 7 and 8 since a termination on December 31, 2013 would occur during the first year or second year of those cycles. For time-based RSUs granted under Cycles 7 and 8, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU LTIP award pursuant to Cycle 6 (which ended December 31, 2013), the amount reflects the actual payout of 71% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $130,192, representing the value of 4,414 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); (b) $246,231, representing the value of 8,349 performance-based RSUs for the LTIP award granted under Cycle 6 (plus cash in lieu of a fractional share); (c) $97,476, representing the value of 3,305 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share); and (d) $80,835, representing the value of 2,741 time-based RSUs granted under Cycle 8 (plus cash in lieu of a fractional share). In the event of a termination by the company without cause, Mr. Merritt would also have been entitled to a pro rata vesting of his options granted under Cycle 8 of the LTCP, resulting in the accelerated vesting of 7,079 options. The value of accelerated options is the aggregate spread between the closing stock price of $29.49 and the exercise price of the options, if less than $29.49. As Mr. Merritt’s outstanding unvested stock option grant was underwater at December 31, 2013, the value reflected in the table above for these options is zero.

(4)	This amount represents the value, at December 31, 2013, of Mr. Merritt’s time-based RSU awards granted under Cycles 6 and 7 of the LTCP that would vest upon retirement. The amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment and include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $130,192, representing the value of 4,414 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); and (b) $97,476, representing the value of 3,305 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share).

(5)

This amount represents the value, at December 31, 2013, of Mr. Merritt’s time-based RSUs and performance-based RSU LTIP award granted under each of Cycle 6, Cycle 7 and Cycle 8 that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU LTIP awards would be paid out at target; however, for the performance-based RSU LTIP award pursuant to Cycle 6 (which ended December 31, 2013), the amount reflects the actual payout of 71% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $130,192, representing the value of 4,414 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); (b) $246,231, representing the value of 8,349 performance-based RSUs for the LTIP award granted under Cycle 6 (plus cash in lieu of a fractional share); (c) $148,150, representing the value of 5,023 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share); (d) $416,170, representing the value of 14,112 performance-based

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RSUs for the LTIP award granted under Cycle 7 (plus cash in lieu of a fractional share); (e) $252,205, representing the value of 8,552 time-based RSUs granted under Cycle 8 (plus cash in lieu of a fractional share); and (f) $504,440 representing the value of 17,105 performance-based RSUs for the LTIP award granted under Cycle 8 (plus cash in lieu of a fractional share). In addition, Mr. Merritt would have been entitled to the accelerated vesting of 22,085 options granted under Cycle 8 of the LTCP. The value of accelerated options is the aggregate spread between the closing stock price of $29.49 and the exercise price of the options, if less than $29.49. As Mr. Merritt’s outstanding unvested stock option grant was underwater at December 31, 2013, the value reflected in the table above for these options is zero.

(6)	This amount represents the value, at December 31, 2013, of Mr. Merritt’s time-based RSUs granted under each of Cycle 6 and Cycle 7 that would vest immediately upon a change in control. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $130,192, representing the value of 4,414 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share) and (b) $148,150, representing the value of 5,023 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share).

(7)	This amount represents the value, at December 31, 2013, of 5,383 time-based RSUs (plus cash in lieu of a fractional share) from the pro rata vesting of a discretionary RSU grant upon termination due to disability, death or termination by the company without cause.

(8)	This amount represents the value, at December 31, 2013, of an unvested discretionary grant of 16,797 time-based RSUs (plus cash in lieu of a fractional share) that would vest in full upon termination (by us without cause or by Mr. Merritt for good reason) within one year following a change in control.

(9)	This amount represents the balance, at December 31, 2013, of Mr. Merritt’s deferred compensation plan account (including matching contributions made for 2013 ), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company with or without good reason, in annual installments over five years, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon a termination by the company with or without cause, in a lump sum within 90 days of the date of termination and (d) upon a change in control, in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

(10)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(11)	This amount represents the actuarial present value of the monthly benefit that would become payable to Mr. Merritt under our executive long-term disability plan in the event of his termination due to disability on December 31, 2013, calculated as follows: 60% of his monthly (pre-tax) base salary, up to $10,000, and a supplemental monthly payment of up to $10,000.

(12)	This amount represents the value of health coverage pursuant to COBRA for a period of 18 months after termination on terms and conditions comparable to those most recently provided to Mr. Merritt as of December 31, 2013 pursuant to his employment agreement.

(13)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Merritt as of December 31, 2013 pursuant to his employment agreement.

(14)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

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Richard J. Brezski

Assuming the following events occurred on December 31, 2013, Mr. Brezski’s payments and benefits have an estimated value of:

	Severance ($)		Long-Term Compensation Plan ($)		Value of Other RSUs Subject to Acceleration ($)		Deferred Compensation ($)(9)	Payments under Executive Life Insurance Program ($)(10)	Payments under Executive Long-Term Disability Program ($)(11)	Welfare Benefits ($)		Out- placement Services ($)(14)
Disability	—		110,189	(3)	14,789	(7)	—	—	20,000	—		—
Retirement	—		46,507	(4)	14,789	(7)	—	—	—	—		—
Death	—		110,189	(3)	14,789	(7)	—	300,000	—	—		—
Without Cause	427,500	(1)	110,189	(3)	14,789	(7)	—	—	—	14,404	(12)	10,000
Voluntary Resignation for Good Reason	427,500	(1)	—		—		—	—	—	14,404	(12)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Brezski for Good Reason, within 1 year)	712,500	(2)	461,246	(5)	31,113	(8)	—	—	—	28,807	(13)	10,000
Change in Control (Without Termination)	—		67,515	(6)	31,113	(8)	—	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. Brezski’s base salary of $285,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to the sum of two times Mr. Brezski’s base salary of $285,000 and one times his target 2013 STIP payout of $142,500. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)

This amount represents the value, at December 31, 2013, of Mr. Brezski’s time-based RSUs and performance-based RSU LTIP award granted under Cycle 6, time-based RSUs granted under Cycle 7 and time-based RSUs granted under Cycle 8 that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the LTCP, Mr. Brezski would forfeit eligibility to receive any LTIP payout under Cycles 7 and 8 since a termination on December 31, 2013 would occur during the first year or second year of those cycles. For time-based RSUs granted under Cycles 7 and 8, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU LTIP award pursuant to Cycle 6 (which ended December 31, 2013), the amount reflects the actual payout of 71% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $19,396, representing the value of 657 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); (b) $36,734, representing the value of 1,245 performance-based RSUs for the LTIP award granted under Cycle 6 (plus cash in lieu of a fractional share); (c) $27,111, representing the value of 919 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share); and (d) $26,948, representing the value of 913 time-based RSUs granted under Cycle 8 (plus cash in lieu of a fractional share). In the event of a termination by the company without cause, Mr. Brezski would also have been entitled to a pro rata vesting of his options granted under Cycle 8 of the LTCP, resulting in the accelerated vesting of 2,360 options. The value of accelerated options is the aggregate spread between the closing stock price of $29.49 and the exercise price of the options, if less than $29.49. As Mr. Brezski’s

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outstanding unvested stock option grant was underwater at December 31, 2013, the value reflected in the table above for these options is zero.

(4)	This amount represents the value, at December 31, 2013, of Mr. Brezski’s time-based RSU awards granted under Cycles 6 and 7 of the LTCP that would vest upon retirement. The amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment and include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $19,396, representing the value of 657 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); and (b) $27,111, representing the value of 919 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share).

(5)	This amount represents the value, at December 31, 2013, of Mr. Brezski’s time-based RSUs and performance-based RSU LTIP award granted under each of Cycle 6, Cycle 7 and Cycle 8 that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU LTIP awards would be paid out at target; however, for the performance-based RSU LTIP award pursuant to Cycle 6 (which ended December 31, 2013), the amount reflects the actual payout of 71% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $19,396, representing the value of 657 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); (b) $36,734, representing the value of 1,245 performance-based RSUs for the LTIP award granted under Cycle 6 (plus cash in lieu of a fractional share); (c) $48,119, representing the value of 1,631 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share); (d) $104,763, representing the value of 3,552 performance-based RSUs for the LTIP award granted under Cycle 7 (plus cash in lieu of a fractional share); (e) $84,078, representing the value of 2,851 time-based RSUs granted under Cycle 8 (plus cash in lieu of a fractional share); and (f) $168,156 representing the value of 5,702 performance-based RSUs for the LTIP award granted under Cycle 8 (plus cash in lieu of a fractional share). In addition, Mr. Brezski would have been entitled to the accelerated vesting of 7,362 options granted under Cycle 8 of the LTCP. The value of accelerated options is the aggregate spread between the closing stock price of $29.49 and the exercise price of the options, if less than $29.49. As Mr. Brezski’s outstanding unvested stock option grant was underwater at December 31, 2013, the value reflected in the table above for these options is zero.

(6)	This amount represents the value, at December 31, 2013, of Mr. Brezski’s time-based RSUs granted under each of Cycle 6 and Cycle 7 that would vest immediately upon a change in control. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $19,396, representing the value of 657 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share) and (b) $48,119, representing the value of 1,631 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share).

(7)	This amount represents the value, at December 31, 2013, of 501 time-based RSUs (plus cash in lieu of a fractional share) from the pro rata vesting of a discretionary RSU grant upon termination due to disability, death or termination by the company without cause, or, because the grant was made prior to 2013, upon retirement.

(8)	This amount represents the value, at December 31, 2013, of an unvested discretionary grant of 1,055 time-based RSUs (plus cash in lieu of a fractional share) that would vest in full upon termination (by us without cause or by Mr. Brezski for good reason) within one year following a change in control, or, because the grant was made prior to 2013, upon a change of control.

(9)	Mr. Brezski had not made any contributions pursuant to the deferred compensation plan as of December 31, 2013.

(10)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

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(11)	This amount represents the actuarial present value of the monthly benefit that would become payable to Mr. Brezski under our executive long-term disability plan in the event of his termination due to disability on December 31, 2013, calculated as follows: 60% of his monthly (pre-tax) base salary, up to $10,000, and a supplemental monthly payment of up to $10,000.

(12)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. Brezski as of December 31, 2013 pursuant to his employment agreement.

(13)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Brezski as of December 31, 2013 pursuant to his employment agreement.

(14)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

Scott A. McQuilkin

Assuming the following events occurred on December 31, 2013, Mr. McQuilkin’s payments and benefits have an estimated value of:

	Severance ($)		Long-Term Compensation Plan ($)		Value of Other RSUs Subject to Acceleration ($)		Deferred Compensation ($)(9)	Payments under Executive Life Insurance Program ($)(10)	Payments under Executive Long-Term Disability Program ($)(11)	Welfare Benefits ($)		Out- placement Services ($)(14)
Disability	—		256,529	(3)	76,205	(7)	—	—	20,000	—		—
Retirement	—		100,441	(4)	—		—	—	—	—		—
Death	—		256,529	(3)	76,205	(7)	—	300,000	—	—		—
Without Cause	562,500	(1)	256,529	(3)	76,205	(7)	—	—	—	16,929	(12)	10,000
Voluntary Resignation for Good Reason	562,500	(1)	—		—		—	—	—	16,929	(12)	10,000
Change in Control (Termination by Us Without Cause or by Mr. McQuilkin for Good Reason, within 1 year)	1,200,000	(2)	782,643	(5)	237,761	(8)	—	—	—	33,858	(13)	10,000
Change in Control (Without Termination)	—		120,864	(6)	—		—	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. McQuilkin’s base salary of $375,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to two times the sum of Mr. McQuilkin’s base salary of $375,000 and target 2013 STIP payout of $225,000. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)

This amount represents the value, at December 31, 2013, of Mr. McQuilkin’s time-based RSUs and performance-based RSU LTIP award granted under Cycle 6, time-based RSUs granted under Cycle 7 and time-based RSUs granted under Cycle 8 that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the LTCP, Mr. McQuilkin would forfeit eligibility to receive any LTIP payout under Cycles 7 and 8 since a termination on December 31, 2013 would occur during the first year or second year of those cycles. For time-based RSUs granted under

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Cycles 7 and 8, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU LTIP award pursuant to Cycle 6 (which ended December 31, 2013), the amount reflects the actual payout of 71% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $61,154, representing the value of 2,073 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); (b) $115,671, representing the value of 3,922 performance-based RSUs for the LTIP award granted under Cycle 6 (plus cash in lieu of a fractional share); (c) $39,287, representing the value of 1,332 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share); and (d) $40,417, representing the value of 1,370 time-based RSUs granted under Cycle 8 (plus cash in lieu of a fractional share). In the event of a termination by the company without cause, Mr. McQuilkin would also have been entitled to a pro rata vesting of his options granted under Cycle 8 of the LTCP, resulting in the accelerated vesting of 3,540 options. The value of accelerated options is the aggregate spread between the closing stock price of $29.49 and the exercise price of the options, if less than $29.49. As Mr. McQuilkin’s outstanding unvested stock option grant was underwater at December 31, 2013, the value reflected in the table above for these options is zero.

(4)	This amount represents the value, at December 31, 2013, of Mr. McQuilkin’s time-based RSU awards granted under Cycles 6 and 7 of the LTCP that would vest upon retirement. The amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment and include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $61,154, representing the value of 2,073 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); and (b) $39,287, representing the value of 1,332 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share).

(5)	This amount represents the value, at December 31, 2013, of Mr. McQuilkin’s time-based RSUs and performance-based RSU LTIP award granted under each of Cycle 6, Cycle 7 and Cycle 8 that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU LTIP awards would be paid out at target; however, for the performance-based RSU LTIP award pursuant to Cycle 6 (which ended December 31, 2013), the amount reflects the actual payout of 71% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $61,154, representing the value of 2,073 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); (b) $115,671, representing the value of 3,922 performance-based RSUs for the LTIP award granted under Cycle 6 (plus cash in lieu of a fractional share); (c) $59,711, representing the value of 2,024 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share); (d) $167,770, representing the value of 5,689 performance-based RSUs for the LTIP award granted under Cycle 7 (plus cash in lieu of a fractional share); (e) $126,102, representing the value of 4,276 time-based RSUs granted under Cycle 8 (plus cash in lieu of a fractional share); and (f) $252,235 representing the value of 8,553 performance-based RSUs for the LTIP award granted under Cycle 8 (plus cash in lieu of a fractional share). In addition, Mr. McQuilkin would have been entitled to the accelerated vesting of 11,042 options granted under Cycle 8 of the LTCP. The value of accelerated options is the aggregate spread between the closing stock price of $29.49 and the exercise price of the options, if less than $29.49. As Mr. McQuilkin’s outstanding unvested stock option grant was underwater at December 31, 2013, the value reflected in the table above for these options is zero.

(6)

This amount represents the value, at December 31, 2013, of Mr. McQuilkin’s time-based RSUs granted under each of Cycle 6 and Cycle 7 that would vest immediately upon a change in control. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $61,154, representing the value of 2,073 time-based RSUs granted under Cycle 6 (plus cash in lieu of a

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fractional share) and (b) $59,711, representing the value of 2,024 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share).

(7)	This amount represents the value, at December 31, 2013, of 2,584 time-based RSUs (plus cash in lieu of a fractional share) from the pro rata vesting of a discretionary RSU grant upon termination due to disability, death or termination by the company without cause.

(8)	This amount represents the value, at December 31, 2013, of an unvested discretionary grant of 8,062 time-based RSUs (plus cash in lieu of a fractional share) that would vest in full upon termination (by us without cause or by Mr. McQuilkin for good reason) within one year following a change in control.

(9)	Mr. McQuilkin had not made any contributions pursuant to the deferred compensation plan as of December 31, 2013.

(10)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(11)	This amount represents the actuarial present value of the monthly benefit that would become payable to Mr. McQuilkin under our executive long-term disability plan in the event of his termination due to disability on December 31, 2013, calculated as follows: 60% of his monthly (pre-tax) base salary, up to $10,000, and a supplemental monthly payment of up to $10,000.

(12)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. McQuilkin as of December 31, 2013 pursuant to his employment agreement.

(13)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. McQuilkin as of December 31, 2013 pursuant to his employment agreement.

(14)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

James J. Nolan

Assuming the following events occurred on December 31, 2013, Mr. Nolan’s payments and benefits have an estimated value of:

	Severance ($)		Long-Term Compensation Plan ($)		Value of Other RSUs Subject to Acceleration ($)		Deferred Compensation ($)(9)	Payments under Executive Life Insurance Program ($)(10)	Payments under Executive Long-Term Disability Program ($)(11)	Welfare Benefits ($)		Out- placement Services ($)(14)
Disability	—		203,361	(3)	57,154	(7)	—	—	20,000	—		—
Retirement	—		80,206	(4)	—		—	—	—	—		—
Death	—		203,361	(3)	57,154	(7)	—	300,000	—	—		—
Without Cause	487,500	(1)	203,361	(3)	57,154	(7)	—	—	—	16,929	(12)	10,000
Voluntary Resignation for Good Reason	487,500	(1)	—		—		—	—	—	16,929	(12)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Nolan for Good Reason, within 1 year)	812,500	(2)	627,927	(5)	178,321	(8)	—	—	—	33,858	(13)	10,000
Change in Control (Without Termination)	—		96,947	(6)	—		—	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. Nolan’s base salary of $325,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

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(2)	This amount represents severance equal to the sum of two times Mr. Nolan’s base salary of $325,000 and one times his target 2013 STIP payout of $162,500. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)	This amount represents the value, at December 31, 2013, of Mr. Nolan’s time-based RSUs and performance-based RSU LTIP award granted under Cycle 6, time-based RSUs granted under Cycle 7 and time-based RSUs granted under Cycle 8 that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the LTCP, Mr. Nolan would forfeit eligibility to receive any LTIP payout under Cycles 7 and 8 since a termination on December 31, 2013 would occur during the first year or second year of those cycles. For time-based RSUs granted under Cycles 7 and 8, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU LTIP award pursuant to Cycle 6 (which ended December 31, 2013), the amount reflects the actual payout of 71% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $48,002, representing the value of 1,627 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); (b) $90,825, representing the value of 3,079 performance-based RSUs for the LTIP award granted under Cycle 6 (plus cash in lieu of a fractional share); (c) $32,204, representing the value of 1,092 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share); and (d) $32,330, representing the value of 1,096 time-based RSUs granted under Cycle 8 (plus cash in lieu of a fractional share). In the event of a termination by the company without cause, Mr. Nolan would also have been entitled to a pro rata vesting of his options granted under Cycle 8 of the LTCP, resulting in the accelerated vesting of 2,832 options. The value of accelerated options is the aggregate spread between the closing stock price of $29.49 and the exercise price of the options, if less than $29.49. As Mr. Nolan’s outstanding unvested stock option grant was underwater at December 31, 2013, the value reflected in the table above for these options is zero.

(4)	This amount represents the value, at December 31, 2013, of Mr. Nolan’s time-based RSU awards granted under Cycles 6 and 7 of the LTCP that would vest upon retirement. The amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment and include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $48,002, representing the value of 1,627 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); and (b) $32,204, representing the value of 1,092 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share).

(5)

This amount represents the value, at December 31, 2013, of Mr. Nolan’s time-based RSUs and performance-based RSU LTIP award granted under each of Cycle 6, Cycle 7 and Cycle 8 that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU LTIP awards would be paid out at target; however, for the performance-based RSU LTIP award pursuant to Cycle 6 (which ended December 31, 2013), the amount reflects the actual payout of 71% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $48,002, representing the value of 1,627 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); (b) $90,825, representing the value of 3,079 performance-based RSUs for the LTIP award granted under Cycle 6 (plus cash in lieu of a fractional share); (c) $48,945, representing the value of 1,659 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share); (d) $137,515, representing the value of 4,663 performance-based RSUs for the LTIP award granted under Cycle 7 (plus cash in lieu of a fractional share); (e) $100,870, representing the value of 3,420 time-based RSUs granted under Cycle 8 (plus cash in lieu of a fractional share); and (f) $201,770 representing the value of 6,841 performance-based RSUs for the LTIP award granted under Cycle 8 (plus cash in lieu of a fractional share). In the event of a termination by the company without

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cause, Mr. Nolan would also have been entitled to the accelerated vesting of 8,834 options granted under Cycle 8 of the LTCP. The value of accelerated options is the aggregate spread between the closing stock price of $29.49 and the exercise price of the options, if less than $29.49. As Mr. Nolan’s outstanding unvested stock option grant was underwater at December 31, 2013, the value reflected in the table above for these options is zero.

(6)	This amount represents the value, at December 31, 2013, of Mr. Nolan’s time-based RSUs granted under each of Cycle 6 and Cycle 7 that would vest immediately upon a change in control. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $48,002, representing the value of 1,627 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share) and (b) $48,945, representing the value of 1,659 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share).

(7)	This amount represents the value, at December 31, 2013, of 1,938 time-based RSUs (plus cash in lieu of a fractional share) from the pro rata vesting of a discretionary RSU grant upon termination due to disability, death or termination by the company without cause.

(8)	This amount represents the value, at December 31, 2013, of an unvested discretionary grant of 6,046 time-based RSUs (plus cash in lieu of a fractional share) that would vest in full upon termination (by us without cause or by Mr. Nolan for good reason) within one year following a change in control.

(9)	Mr. Nolan had not made any contributions pursuant to the deferred compensation plan as of December 31, 2013.

(10)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(11)	This amount represents the actuarial present value of the monthly benefit that would become payable to Mr. Nolan under our executive long-term disability plan in the event of his termination due to disability on December 31, 2013, calculated as follows: 60% of his monthly (pre-tax) base salary, up to $10,000, and a supplemental monthly payment of up to $10,000.

(12)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. Nolan as of December 31, 2013 pursuant to his employment agreement.

(13)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Nolan as of December 31, 2013 pursuant to his employment agreement.

(14)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

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Lawrence F. Shay

Assuming the following events occurred on December 31, 2013, Mr. Shay’s payments and benefits have an estimated value of:

	Severance ($)		Long-Term Compensation Plan ($)		Value of Other RSUs Subject to Acceleration ($)		Deferred Compensation ($)(9)	Payments under Executive Life Insurance Program ($)(10)	Payments under Executive Long-Term Disability Program ($)(11)	Welfare Benefits ($)		Out- placement Services ($)(14)
Disability	—		292,303	(3)	95,257	(7)	74,002	—	18,500	—		—
Retirement	—		112,373	(4)	—		74,002	—	—	—		—
Death	—		292,303	(3)	95,257	(7)	74,002	300,000	—	—		—
Without Cause	615,000	(1)	292,303	(3)	95,257	(7)	74,002	—	—	16,929	(12)	10,000
Voluntary Resignation for Good Reason	615,000	(1)	—		—		74,002	—	—	16,929	(12)	10,000
Change in Control (Termination by Us Without Cause or by Mr. Shay for Good Reason, within 1 year)	1,312,000	(2)	961,831	(5)	297,201	(8)	74,002	—	—	33,858	(13)	10,000
Change in Control (Without Termination)	—		136,147	(6)	—		74,002	—	—	—		—

(1)	This amount represents severance equal to one and a half times Mr. Shay’s base salary of $410,000, which he is entitled to receive once his Separation Agreement becomes effective and is payable in equal installments over a period of 12 months after the date of his termination.

(2)	This amount represents severance equal to two times the sum of Mr. Shay’s base salary of $410,000 and target 2013 STIP payout of $246,000. He is entitled to this amount at the date of his termination if his termination (by us without cause or by him for good reason) occurred within one year following a change in control, in a lump sum after his Separation Agreement becomes effective.

(3)	This amount represents the value, at December 31, 2013, of Mr. Shay’s time-based RSUs and performance-based RSU LTIP award granted under Cycle 6, time-based RSUs granted under Cycle 7 and time-based RSUs granted under Cycle 8 that would vest upon termination due to disability, death or termination by the company without cause. Pursuant to the terms of the LTCP, Mr. Shay would forfeit eligibility to receive any LTIP payout under Cycles 7 and 8 since a termination on December 31, 2013 would occur during the first year or second year of those cycles. For time-based RSUs granted under Cycles 7 and 8, the amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment. For the performance-based RSU LTIP award pursuant to Cycle 6 (which ended December 31, 2013), the amount reflects the actual payout of 71% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $66,641, representing the value of 2,259 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); (b) $126,043, representing the value of 4,274 performance-based RSUs for the LTIP award granted under Cycle 6 (plus cash in lieu of a fractional share); (c) $45,732, representing the value of 1,550 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share); and (d) $53,887, representing the value of 1,827 time-based RSUs granted under Cycle 8 (plus cash in lieu of a fractional share). In the event of a termination by the company without cause, Mr. Shay would also have been entitled to a pro rata vesting of his options granted under Cycle 8 of the LTCP, resulting in the accelerated vesting of 4,719 options. The value of accelerated options is the aggregate spread between the closing stock price of $29.49 and the exercise price of the options, if less than $29.49. As Mr. Shay’s outstanding unvested stock option grant was underwater at December 31, 2013, the value reflected in the table above for these options is zero.

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(4)	This amount represents the value, at December 31, 2013, of Mr. Shay’s time-based RSU awards granted under Cycles 6 and 7 of the LTCP that would vest upon retirement. The amounts were prorated based on the portion of the vesting period that would have transpired prior to cessation of employment and include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $66,641, representing the value of 2,259 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); and (b) $45,732, representing the value of 1,550 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share).

(5)	This amount represents the value, at December 31, 2013, of Mr. Shay’s time-based RSUs and performance-based RSU LTIP award granted under each of Cycle 6, Cycle 7 and Cycle 8 that would vest upon termination (by us without cause or by him for good reason) within one year following a change in control. All performance-based RSU LTIP awards would be paid out at target; however, for the performance-based RSU LTIP award pursuant to Cycle 6 (which ended December 31, 2013), the amount reflects the actual payout of 71% of target. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $66,641, representing the value of 2,259 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share); (b) $126,043, representing the value of 4,274 performance-based RSUs for the LTIP award granted under Cycle 6 (plus cash in lieu of a fractional share); (c) $69,506, representing the value of 2,356 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share); (d) $195,231, representing the value of 6,620 performance-based RSUs for the LTIP award granted under Cycle 7 (plus cash in lieu of a fractional share); (e) $168,127, representing the value of 5,701 time-based RSUs granted under Cycle 8 (plus cash in lieu of a fractional share); and (f) $336,283 representing the value of 11,403 performance-based RSUs for the LTIP award granted under Cycle 8 (plus cash in lieu of a fractional share). In addition, Mr. Shay would have been entitled to the accelerated vesting of 14,723 options granted under Cycle 8 of the LTCP. The value of accelerated options is the aggregate spread between the closing stock price of $29.49 and the exercise price of the options, if less than $29.49. As Mr. Shay’s outstanding unvested stock option grant was underwater at December 31, 2013, the value reflected in the table above for these options is zero.

(6)	This amount represents the value, at December 31, 2013, of Mr. Shay’s time-based RSUs granted under each of Cycle 6 and Cycle 7 that would vest immediately upon a change in control. All RSU amounts include accrued dividend equivalents, which are paid out in the form of additional shares of common stock at the time, and only to the extent, that the awards vest. The value shown is comprised of: (a) $66,641, representing the value of 2,259 time-based RSUs granted under Cycle 6 (plus cash in lieu of a fractional share) and (b) $69,506, representing the value of 2,356 time-based RSUs granted under Cycle 7 (plus cash in lieu of a fractional share).

(7)	This amount represents the value, at December 31, 2013, of 3,230 time-based RSUs (plus cash in lieu of a fractional share) from the pro rata vesting of a discretionary RSU grant upon termination due to disability, death or termination by the company without cause.

(8)	This amount represents the value, at December 31, 2013, of an unvested discretionary grant of 10,078 time-based RSUs (plus cash in lieu of a fractional share) that would vest in full upon termination (by us without cause or by Mr. Shay for good reason) within one year following a change in control.

(9)	This amount represents the balance, at December 31, 2013, of Mr. Shay’s deferred compensation plan account (including matching contributions made for 2013 ), which is payable (a) upon retirement, disability or his voluntary termination of employment with the company with or without good reason, in annual installments over two years, (b) upon death, in a lump sum as soon as administratively practicable following his death, (c) upon a termination by the company with or without cause, in a lump sum within 90 days of the date of termination and (d) upon a change in control in a lump sum as soon as administratively practicable, but in no event later than 30 days from the effective date of the change in control.

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(10)	This amount represents the payment prescribed under our basic term life insurance program, calculated as follows: 1.5 times base salary, up to a maximum of $300,000.

(11)	This amount represents the actuarial present value of the monthly benefit that would become payable to Mr. Shay under our executive long-term disability plan in the event of his termination due to disability on December 31, 2013, calculated as follows: 60% of his monthly (pre-tax) base salary, up to $10,000, and a supplemental monthly payment of up to $8,500.

(12)	This amount represents the value of health coverage pursuant to COBRA for a period of one year after termination on terms and conditions comparable to those most recently provided to Mr. Shay as of December 31, 2013 pursuant to his employment agreement.

(13)	This amount represents the value of health coverage pursuant to COBRA for a period of 24 months after termination on terms and conditions comparable to those most recently provided to Mr. Shay as of December 31, 2013 pursuant to his employment agreement.

(14)	This amount represents the maximum amount payable by the company for outplacement services in the event of termination by the company without cause or termination by the NEO for good reason.

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EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes the company’s equity compensation plan information relating to the common stock authorized for issuance under the company’s equity compensation plans as of December 31, 2013:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(2)

Equity compensation plans approved by InterDigital shareholders	1,727,904	$22.61	2,005,195
Equity compensation plans not approved by InterDigital shareholders(3)	1,750	$21.76	—
Total	1,729,654	$22.61	2,005,195

(1)	Column (a) includes 374,099 shares of common stock underlying outstanding time-based RSUs awards and 1,110,638 shares of common stock underlying outstanding performance-based RSU awards, assuming a maximum payout of 200% of the target number of performance-based awards at the end of the applicable performance period, in each case including dividend equivalents credited. Because there is no exercise price associated with RSUs, these stock awards are not included in the weighted-average exercise price calculation presented in column (b). Dividend equivalents are paid in shares of common stock at the time, and only to the extent, that the related RSU awards vest.

(2)	On June 4, 2009, the company’s shareholders adopted and approved our 2009 Stock Incentive Plan (the “2009 Plan”), which provides for grants of stock options, stock appreciation rights, restricted stock, RSUs and incentive bonuses. As of that date, no further grants were permitted under any previously existing stock plans of the company (the “Pre-existing Plans”), and all remaining equity instruments available for grant under the Pre-existing Plans became available for grant under the 2009 Plan. Amounts reported relate to the 2009 Plan.

(3)	Relates to a Pre-existing Plan, the company’s 2002 Stock Award and Incentive Plan (the “2002 Plan”). As of June 4, 2009, no further grants were permitted under the 2002 Plan. All outstanding awards under the 2002 Plan as of December 31, 2013 were option awards. As of March 31, 2014, there were no awards outstanding under the 2002 Plan. A description of the 2002 Plan is incorporated by reference to Note 11 to the consolidated financial statements set forth in the company’s annual report on Form 10-K for the year ended December 31, 2008.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of the company’s common stock do the directors, director nominees, executive officers and certain significant shareholders own?

The following table sets forth information regarding the beneficial ownership of the 40,453,401 shares of our common stock outstanding as of March 31, 2014, except as otherwise indicated below, by each person who is known to us, based upon filings with the SEC, to beneficially own more than 5% of our common stock, as well as by each director, each director nominee, each NEO and all directors and executive officers as a group. Except as otherwise indicated below and subject to the interests of spouses of the named beneficial owners, each named beneficial owner has sole voting and sole investment power with respect to the stock listed. None of the shares reported are currently pledged as security for any outstanding loan or indebtedness. If a shareholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of March 31, 2014, pursuant to SEC rules, we treat the common stock underlying those securities as beneficially owned by that shareholder, and as outstanding shares when we calculate that shareholder’s percentage ownership of our common stock. However, pursuant to SEC rules, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other shareholder.

	Common Stock
Name	Shares	Percent of Class
Directors and Director Nominees:
Gilbert F. Amelio(1)	8,104	*
Jeffrey K. Belk	13,174	*
Steven T. Clontz(2)	141,931	*
Edward B. Kamins	14,700	*
John A. Kritzmacher	8,510	*
William J. Merritt(3)	117,829	*
Jean F. Rankin	9,934	*
Robert S. Roath(4)	20,794	*
NEOs:
Richard J. Brezski(5)	11,401	*
Scott A. McQuilkin(6)	38,210	*
James J. Nolan(7)	36,757	*
Lawrence F. Shay(8)	44,862	*
All directors and executive officers as a group (14 persons)(9)	476,730	1.2%
Greater Than 5% Shareholders:
BlackRock, Inc.(10)	3,553,736	8.6%
40 East 52nd Street New York, New York 10022
First Pacific Advisors, LLC(11)	2,599,323	6.3%
11400 West Olympic Boulevard, Suite 1200 Los Angeles, California 90064
The Vanguard Group(12)	2,469,082	6.0%
100 Vanguard Boulevard Malvern, Pennsylvania 19355

*	Represents less than 1% of our outstanding common stock

(1)	Includes 4,234 shares of common stock that have vested but have been deferred by Dr. Amelio.

(2)	Includes 36,429 shares of common stock that have vested but have been deferred by Mr. Clontz.

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(3)	Includes 7,361 shares of common stock that Mr. Merritt has the right to acquire through the exercise of stock options within 60 days of March 31, 2014 and 3,131 whole shares of common stock beneficially owned by Mr. Merritt through participation in the 401(k) Plan.

(4)	Includes 12,802 shares of common stock that have vested but have been deferred by Mr. Roath.

(5)	Includes 2,454 shares of common stock that Mr. Brezski has the right to acquire through the exercise of stock options within 60 days of March 31, 2014, 1,059 shares of common stock underlying an RSU award that is scheduled to vest within 60 days of March 31, 2014 and 1,715 whole shares of common stock beneficially owned by Mr. Brezski through participation in the 401(k) Plan.

(6)	Includes 3,680 shares of common stock that Mr. McQuilkin has the right to acquire through the exercise of stock options within 60 days of March 31, 2014 and 1,302 whole shares of common stock beneficially owned by Mr. McQuilkin through participation in the 401(k) Plan.

(7)	Includes 2,944 shares of common stock that Mr. Nolan has the right to acquire through the exercise of stock options within 60 days of March 31, 2014 and 3,114 whole shares of common stock beneficially owned by Mr. Nolan through participation in the 401(k) Plan.

(8)	Includes 4,907 shares of common stock that Mr. Shay has the right to acquire through the exercise of stock options within 60 days of March 31, 2014 and 3,165 whole shares of common stock beneficially owned by Mr. Shay through participation in the 401(k) Plan.

(9)	Includes: 25,272 shares of common stock that all directors and officers as a group have the right to acquire through the exercise of stock options within 60 days of March 31, 2014; 1,059 shares of common stock issuable to all directors and officers as a group upon settlement of RSU awards that are scheduled to vest within 60 days of March 31, 2014; 53,466 shares of common stock that have vested but have been deferred by all directors and officers as a group; and 12,427 whole shares of common stock beneficially owned by all officers and directors as a group through participation in the 401(k) Plan.

(10)	As of December 31, 2013, based on information contained in the Schedule 13G/A filed on January 29, 2014 by BlackRock, Inc.

(11)	As of December 31, 2013, based on information contained in the Schedule 13G filed on February 12, 2014 by First Pacific Advisors, LLC (“FPA”). Robert L. Rodriguez, J. Richard Atwood and Steven T. Romick jointly filed the Schedule 13G with FPA, an investment adviser. As controlling persons of FPA, each may be deemed to beneficially own 2,599,323 shares of the company’s common stock. Messrs. Rodriguez, Atwood and Romick expressly disclaim beneficial ownership of the securities owned by FPA’s clients.

(12)	As of December 31, 2013, based on information contained in the Schedule 13G/A filed on February 11, 2014 by The Vanguard Group.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The company has a written statement of policy with respect to related person transactions that is administered by the audit committee. Under the policy, a “Related Person Transaction” means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) between the company (including any of its subsidiaries) and a related person, in which the related person had, has or will have a direct or indirect material interest. A “Related Person” includes any of our executive officers, directors or director nominees, any shareholder owning in excess of 5% of our common stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Related Person Transactions do not include certain transactions involving only director or executive officer compensation, transactions where the Related Person receives proportional benefits as a shareholder along with all other shareholders, transactions involving competitive bids or transactions involving certain bank-related services.

Pursuant to the policy, a Related Person Transaction may be consummated or may continue only if:

•	The audit committee approves or ratifies the transaction in accordance with the terms of the policy; or

•	The chairman of the audit committee, pursuant to authority delegated to the chairman by the audit committee, pre-approves or ratifies the transaction and the amount involved in the transaction is less than $100,000, provided that, for the Related Person Transaction to continue, it must be approved by the audit committee at its next regularly scheduled meeting.

It is the company’s policy to enter into or ratify Related Person Transactions only when the audit committee determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the company, including but not limited to situations where the company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or where the company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

In determining whether to approve or ratify a Related Person Transaction, the committee takes into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

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OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

During 2013, did all directors and officers timely file all reports required by Section 16(a)?

Based upon a review of filings with the SEC furnished to us and written representations that no other reports were required, we believe that during and with respect to 2013 all of our directors and officers timely filed all reports required by Section 16(a) of the Exchange Act.

Shareholder Proposals

How may shareholders make proposals or director nominations for the 2015 annual meeting?

Shareholders interested in submitting a proposal for inclusion in our proxy statement for the 2015 annual meeting may do so by submitting the proposal in writing to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727. To be eligible for inclusion in our proxy statement for the 2015 annual meeting, shareholder proposals must be received no later than December 29, 2014, and they must comply with all applicable SEC requirements. The submission of a shareholder proposal does not guarantee that it will be included in our proxy statement.

Our bylaws also establish an advance notice procedure with regard to nominations of persons for election to the board and shareholder proposals that are not submitted for inclusion in the proxy statement but that a shareholder instead wishes to present directly at an annual meeting. Shareholder proposals and nominations may not be brought before the 2015 annual meeting unless, among other things, the shareholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our bylaws, and we receive the shareholder’s submission no earlier than March 14, 2015, and no later than April 13, 2015. However, if the date of our 2015 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2014 annual meeting, the submission and the required information must be received by us no earlier than the 90th day prior to the 2015 annual meeting and no later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which we first publicly announce the date of the 2015 annual meeting. Proposals or nominations that do not comply with the advance notice requirements in our bylaws will not be entertained at the 2015 annual meeting. A copy of the bylaws may be obtained on our website at http://ir.interdigital.com under the heading “Corporate Governance — CG Documents,” or by writing to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727.

Proxy Solicitation Costs and Potential Savings

Who pays for the proxy solicitation costs?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of the Notice, this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Our directors, officers or regular employees may supplement solicitation of proxies by mail through the use of one or more of the following methods: telephone, email, telegram, facsimile or personal solicitation. No additional compensation will be paid for such services. For 2014, we have also engaged Alliance Advisors, LLC, a professional proxy solicitation firm, to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners at an anticipated cost of approximately $7,200.

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What is “householding” of proxy materials, and can it save the company money?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Although we do not household for registered shareholders, a number of brokerage firms have instituted householding for shares held in street name, delivering a single set of proxy materials to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate Notice or annual report and proxy statement, please notify us by calling (302) 281-3600 or by sending a written request to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727, and we will promptly deliver a separate copy of our Notice or annual report and proxy statement, as applicable. If you hold your shares in street name and are receiving multiple copies of the Notice or annual report and proxy statement and wish to receive only one, please notify your broker.

Annual Report on Form 10-K

How can I receive the annual report?

We will provide to any shareholder without charge a copy of our 2013 annual report on Form 10-K upon written request to our Secretary at InterDigital, Inc., 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809-3727. Our annual report booklet and this proxy statement are also available online at http://ir.interdigital.com/annuals.cfm.

Other Business

Will there be any other business conducted at the annual meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the annual meeting for action by shareholders, proxies will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

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APPENDIX A

INTERDIGITAL, INC.

2009 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of the InterDigital, Inc. 2009 Stock Incentive Plan (the “Plan”) is to advance the interests of the InterDigital Inc. (the “Company”) by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. Upon approval by the Company’s shareholders, the Plan will supersede the Company’s Prior Plans with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Administrator” means the Administrator of the Plan in accordance with Section 19.

(b) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(c) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(d) “Board” means the board of directors of the Company.

(e) “Change in Control” means the occurrence of any of the following after the Effective Date:

(1) Any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires voting securities of the Company and immediately thereafter is a “50% Beneficial Owner.” For purposes of this provision, a “50% Beneficial Owner” shall mean a person who is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding voting securities; or

(2) During any period of two consecutive years commencing on or after the Effective Date, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (1), (3), (4) or (5) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(3) The consummation of a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse stock split of any class of voting securities of the Company, other than any such transaction which would result in at least 50% of the combined voting power of the voting securities of the Company or

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the surviving entity outstanding immediately after such transaction being beneficially owned by the persons who were shareholders of the Company immediately prior to the transaction in substantially the same proportion as their ownership of the voting power immediately prior to the transaction; provided that, for purposes of this Section 2(f)(3), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 50% threshold (or to substantially preserve such relative ownership of the voting securities) is due solely to the acquisition of voting securities by an employee benefit plan of the Company, such surviving entity or a subsidiary thereof; or

(4) The shareholders of the Company accept shares in a share exchange in which the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the voting securities outstanding immediately before such share exchange; or

(5) The shareholders of the Company have approved a plan of complete liquidation of the Company; or

(6) The consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(g) “Common Stock” means the Company’s common stock, par value $.01, subject to adjustment as provided in Section 12.

(h) “Company” means InterDigital, Inc., a Pennsylvania corporation.

(i) “Detrimental Activity” with respect to a Participant means that such Participant:

(1) Has engaged in any type of disloyalty to the Company, including without limitation, insubordination, fraud, embezzlement, theft or dishonesty in the course of his or her employment or engagement; or

(2) Has been convicted of a felony; or

(3) Has disclosed any confidential or proprietary information without the consent of the Company; or

(4) Has breached the terms of any written confidentiality agreement or any non-competition agreement with the Company in any material respect.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(k) “Fair Market Value” means the fair market value of Common Stock, Awards or other property as determined by the Administrator or under procedures established by the Administrator. The Fair Market Value of Shares shall be the closing sale price reported on the composite tape of the principal stock exchange on which the Shares are listed on the day as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

(l) “Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(m) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(n) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

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(o) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(p) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(q) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(r) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Qualifying Performance Criteria established pursuant to Section 14.

(s) “Plan” means the InterDigital, Inc. 2009 Stock Incentive Plan as set forth herein and as amended from time to time.

(t) “Prior Plans” means the InterDigital Communications Corporation 1999 Restricted Stock Plan, the InterDigital Communications Corporation 2000 Stock Award and Incentive Plan and the InterDigital Communications Corporation 2002 Stock Award and Incentive Plan.

(u) “Qualifying Performance Criteria” has the meaning set forth in Section 14(b).

(v) “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(w) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(x) “Share” means a share of the Common Stock, subject to adjustment as provided in Section 12.

(y) “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(z) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(aa) “Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(d), that an approved leave of absence or approved employment on a less than full-time basis is not considered a Termination of Employment, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a Termination of Employment, (iii) service as a member of the Board or other service provider shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Options, and the Administrator’s decision shall be final and binding.

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3.	Eligibility

Any person who is a current or prospective officer or employee of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, Nonemployee Directors and any other service providers who have been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

4.	Effective Date and Termination of Plan

This Plan was adopted by the Board as of April 27, 2009, and it will become effective (the “Effective Date”) when it is approved by the Company’s shareholders at a meeting of the Company’s shareholders or by written consent in accordance with the laws of the Commonwealth of Pennsylvania, which approval must be obtained within twelve (12) months of the adoption of this Plan by the Board. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards shall not exceed 2,114,439, plus (i) any Shares that were authorized for issuance under the Prior Plans that, as of the Effective Date, remain available for issuance under the Prior Plans (not including any Shares that are subject to, as of the Effective Date, outstanding awards under the Prior Plans or any Shares that prior to the Effective Date were issued pursuant to awards granted under the Prior Plans) and (ii) any Shares subject to outstanding awards under the Prior Plans as of the Effective Date (the “Prior Plan Awards”) that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. The aggregate number of Shares available for Awards under this Plan at any time shall not be reduced by (i) Shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Awards (or Prior Plan Awards) that have been retained or withheld by the Corporation in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award (or Prior Plan Award), or (iii) Shares subject to Awards (or Prior Plan Awards) that otherwise do not result in the issuance of Shares in connection with payment or settlement thereof. In addition, Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award (or Prior Plan Award) shall be available for Awards under this Plan.

(c) Tax Code Limits. In each calendar year a Participant may be granted Awards under this Plan denominated in Shares relating up to his or her Annual Share Limit. A Participant’s Annual Share Limit, in any calendar year, shall equal 300,000 Shares plus the amount of the Participant’s unused Annual Share Limit as of the close of the previous year, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code but which number shall not count any tandem SARs (as defined in Section 7). In each calendar year a Participant may be granted Awards under this

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Plan denominated in cash (and not Shares) relating up to his or her Annual Cash Limit. A Participant’s Annual Cash Limit, in any calendar year, shall equal $1.5 million plus the amount of the Participant’s unused Annual Cash Limit as of the close of the previous year. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 3,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code.

6.	Options

(a) Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a shareholder with respect to any Shares subject to Options hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares deliverable upon exercise.

(c) No Repricing without Shareholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of an Option may not be reduced without shareholder approval (including canceling previously awarded Options in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Award).

(d) Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. The Administrator shall establish the term of each Option, which in no case shall exceed a period of 10 years from the date of grant.

(e) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and

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any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within 3 months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

7.	Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement.

8.	Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

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(d) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance-based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

(e) Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

9.	Incentive Bonuses

(a) General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period specified by the Administrator.

(b) Incentive Bonus Document. The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 14(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

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(e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator shall determine.

10.	Deferral of Gains

The Administrator may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock Units. If any such deferral election is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

11.	Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.	Adjustment of and Changes in the Stock

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), stock split or a combination or consolidation of the outstanding Shares into a lesser number of shares, is declared with respect to the Shares, the authorization limits under Sections 5(a) and 5(c) shall be increased or decreased proportionately, and the Shares then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the Shares shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through recapitalization, reorganization, reclassification, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or any other similar corporate transaction or event affects the Shares such that an equitable adjustment would be required in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the authorization limits under Sections 5(a) and 5(c) shall be adjusted proportionately, and an equitable adjustment shall be made to each Share subject to an Award such that no

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dilution or enlargement of the benefits or potential benefits occurs. Each such Share then subject to each Award shall be adjusted to the number and class of shares into which each outstanding Share shall be so exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price for the Shares then subject to each Award. Action by the Administrator pursuant to this Section 12 may include adjustment to any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of a Share under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Administrator determines to be equitable.

No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

13.	Effect of a Change in Control

Unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, the Administrator may provide for the acceleration of the vesting and, if applicable, exercisability of any outstanding Award, or portion thereof, or the lapsing of any conditions of restrictions on or the time for payment in respect of any outstanding Award, or portion thereof upon termination of the Participant’s employment following a Change in Control. In addition, unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, the Administrator may provide that any or all of the following shall occur in connection with a Change in Control: (i) the substitution for the Shares subject to any outstanding Award, or portion thereof, stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or subsidiary thereof, in which event the aggregate purchase or exercise price, if any, of such Award, or portion thereof, shall remain the same, (ii) the conversion of any outstanding Award, or portion thereof, into a right to receive cash or other property upon or following the consummation of the Change in Control in an amount equal to the value of the consideration to be received by holders of Common Shares in connection with such transaction for one Share, less the per share purchase or exercise price of such Award, if any, multiplied by the number of Shares subject to such Award, or a portion thereof, and/or (iii) the cancellation of any outstanding and unexercised Awards upon or following the consummation of the Change in Control. Any actions or determinations of the Administrator pursuant to this Section 13 may, but need not be uniform as to all outstanding Awards, and the Administrator may, but need not treat all holders of outstanding Awards identically.

14.	Qualifying Performance-Based Compensation

(a) General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award or portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the

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Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced, but not increased, by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) net sales; (ii) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) net income or net income per common share (basic or diluted); (iv) return on assets (gross or net), return on investment, return on capital, or return on equity; (v) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (vi) interest expense after taxes; (vii) economic value added or created; (viii) operating margin or profit margin; (ix) stock price or total shareholder return; (x) average cash balance or cash position; and (xi) strategic business criteria, consisting of one or more objectives based on meeting specified product development, strategic partnering, licensing, research and development, market penetration, geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. To the extent consistent with Section 162(m) of the Code, the Administrator (a) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (b) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (1) asset write-downs, (2) litigation, claims, judgments or settlements, (3) the effect of changes in tax law or other such laws or provisions affecting reported results, (4) accruals for reorganization and restructuring programs and (5) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company.

15.	Transferability

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the

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status of the transferee) after any transfer of an Award pursuant to this Section 15, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

16.	Suspension or Termination of Awards

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed any act constituting Cause for termination of employment or any Detrimental Activity, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether such an act has been committed.

If the Administrator or an Authorized Officer determines a Participant has committed any act constituting Cause for termination of employment or any Detrimental Activity, then except as otherwise provided by the Administrator, (a) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (b) the Participant will forfeit all outstanding Awards and (c) the Participant may be required, at the Administrator’s sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.

17.	Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Award is effective and current or the Company has determined that such registration is unnecessary.

The Administrator may modify the provisions of the Plan or adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Administrator may also adopt sub-plans applicable to particular Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 5 and 20, but unless otherwise

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superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. The Administrator shall not be required to obtain the approval of shareholders prior to the adoption, amendment or termination of any sub-plan unless required by applicable law (including the law of the foreign jurisdiction in which Participants participating in the sub-plan are located) or the NASDAQ Global Select Market listing requirements.

18.	Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election.

19.	Administration of the Plan

(a) Administrator of the Plan. The Plan shall be administered by the Administrator who shall be a committee of two or more directors designated by the Board, or in the absence of such a committee, the Board itself. Initially, the Compensation Committee of the Board will be designated as the Administrator. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee hereby designates the Secretary of the Company and the head of the Company’s human resource function to assist the Administrator in the administration of the Plan and execute Award Agreements or other documents entered into under this Plan on behalf of the Administrator or the Company. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b) Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including a Change in Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or

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form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine the extent to which adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (viii) to approve corrections in the documentation or administration of any Award; (ix) to require or permit Participant elections and/or consents under this Plan to be made by means of such electronic media as the Administrator may prescribe; and (x) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Administrator may also (a) accelerate the date on which any Award granted under the Plan becomes exercisable or (b) accelerate the vesting date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Administrator, in good faith, determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances. Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation, including cancellation in exchange for other Awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Award, or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization as described in Section 12) without the approval of the Company’s shareholders.

(c) Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

20.	Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the shareholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6(a);

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

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(f) otherwise amend the Plan in any manner requiring shareholder approval by law or under the NASDAQ Global Select Market listing requirements; or

(g) increase the individual maximum limits in Section 5(c).

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

21.	No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

22.	Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

23.	Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

24.	Arbitration of Disputes

In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Administrator with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other Award holder has proven that the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected by those members of the Board who are neither members of the Compensation Committee nor employees of the Company or any Subsidiary. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the jurisdiction in which the Company’s headquarters

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are then located. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney’s fees, and each side shall bear one half of the arbitrator’s fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

25.	No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 20, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

26.	Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

As amended June 12, 2013

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INTERDIGITAL, INC. 200 BELLEVUE PARKWAY, SUITE 300 WILMINGTON, DE 19809-3727	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 11, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time June 11, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M73925-P50665	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INTERDIGITAL, INC.
The Board of Directors recommends you vote FOR the election of each of the following nominees:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Gilbert F. Amelio				The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain
	1b. Jeffrey K. Belk				2.	Re-approval of the material terms of the InterDigital, Inc. 2009 Stock Incentive Plan.
	1c. Steven T. Clontz				3.	Advisory resolution to approve executive compensation.
	1d. Edward B. Kamins				4.	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of InterDigital, Inc. for the year ending December 31, 2014.
	1e. John A. Kritzmacher
	1f. William J. Merritt				NOTE: THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF THE 2014 ANNUAL MEETING OF SHAREHOLDERS, THE PROXY STATEMENT AND THE 2013 ANNUAL REPORT.
	1g. Jean F. Rankin
	1h. Robert S. Roath
For address changes/comments, mark here. (see reverse side for instructions)
Please indicate if you plan to attend this meeting.
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Bring this admission ticket with you to the meeting on June 12, 2014. Do not mail.

This admission ticket admits you to the meeting. You will not be permitted to enter the meeting without an admission ticket or other proof of stock ownership as of April 15, 2014, the record date.

ADMISSION TICKET

INTERDIGITAL, INC.

2014 Annual Meeting of Shareholders

June 12, 2014

11:00 A.M. Eastern Time

DoubleTree by Hilton Hotel Wilmington

4727 Concord Pike

Wilmington, Delaware 19803

NOTE: Seating at the annual shareholders’ meeting will be limited; therefore, request or receipt of an admission ticket does not guarantee the availability of a seat.

NON-TRANSFERABLE	NON-TRANSFERABLE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.

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M73926-P50665

INTERDIGITAL, INC.

2014 Annual Meeting of Shareholders

To Be Held June 12, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of InterDigital, Inc., a Pennsylvania corporation, revoking all previous proxies, hereby appoints Richard J. Brezski and Jannie K. Lau, and each of them acting individually, with full power of substitution, as the proxies of the undersigned to vote, as indicated on the reverse side of this proxy card and in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof, and to vote in accordance with the recommendations of the board of directors on all matters as to which a choice is not specified by the undersigned shareholders, all shares that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of InterDigital, Inc. to be held on Thursday, June 12, 2014, at 11:00 A.M. Eastern Time at the DoubleTree by Hilton Hotel Wilmington, 4727 Concord Pike, Wilmington, Delaware 19803, and at any adjournment or postponement thereof.

Record holders who attend the annual meeting may vote by ballot; such vote will supersede this proxy. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Change and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side